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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                               Apache Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                 (APACHE LOGO)

                              ONE POST OAK CENTRAL
                       2000 POST OAK BOULEVARD, SUITE 100
                           HOUSTON, TEXAS 77056-4400

                    ----------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                    ----------------------------------------

TO THE STOCKHOLDERS OF APACHE CORPORATION:

The 2005 annual meeting of stockholders of Apache Corporation, a Delaware corporation, will be held on Thursday, May 5, 2005, at 10:00 a.m. (Houston time), at the Hilton Houston Post Oak (formerly the Doubletree Hotel
Houston -- Post Oak), 2001 Post Oak Boulevard, Houston, Texas, for the following purposes:

     1. Election of four directors to serve until the Company's annual meeting in 2008;

     2. Approval of the 2005 Stock Option Plan;

     3. Approval of the 2005 Share Appreciation Plan;

     4. Consideration of two stockholder proposals, if presented at the meeting; and

     5. Transaction of any other business that may properly come before the meeting or any adjournment thereof.

Holders of record of the Company's common stock as of the close of business on March 16, 2005 are entitled to notice of, and to vote at, the annual meeting. The Company's stock transfer books will not be closed. A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any Apache stockholder at 2000 Post Oak Boulevard, Suite 100, Houston, Texas, for purposes relating to the annual meeting, during normal business hours for a period of ten days before the meeting.

It is important that your shares are represented at the meeting. We encourage you to designate the proxies named on the enclosed proxy card to vote your shares on your behalf and per your instructions. This action does not limit your right to vote in person or to attend the meeting.

                                         By order of the Board of Directors

                                         APACHE CORPORATION

                                         /s/ C. L. PEPER
                                         C. L. PEPER
                                         Corporate Secretary

Houston, Texas
March 28, 2005

                       PROXY STATEMENT TABLE OF CONTENTS

                                                              PAGE
                                                              ----
General.....................................................    1
Purpose of the Annual Meeting...............................    1
Who Can Vote................................................    1
How to Vote.................................................    1
Voting 401(k) Plan Shares...................................    2
Revoking a Proxy............................................    2
Quorum and Votes Needed.....................................    2
How the Votes are Counted...................................    2
Election of Directors (Item No. 1)..........................    3
      Nominees for Election as Directors....................    4
      Continuing Directors..................................    5
      Director Independence.................................    7
      Standing Committees and Meetings of the Board of
       Directors............................................    8
      Criteria for New Board Members and Re-Election of
       Existing Board Members...............................   10
      Report of the Audit Committee.........................   11
      Director Compensation.................................   13
      Securities Ownership and Principal Holders............   15
      Section 16(a) Beneficial Ownership Reporting
       Compliance...........................................   16
      Equity Compensation Plan Information..................   17
      Executive Officers of the Company.....................   18
      Summary Compensation Table............................   21
      Option/SAR Exercises and Year-End Value Table.........   23
      Long-Term Incentive Plan Awards Table.................   24
      The Management Development and Compensation Committee
       Report on Executive Compensation.....................   25
      Performance Graph.....................................   30
      Employment Contracts and Termination of Employment and
       Change-in-Control Arrangements.......................   31
      Compensation Committee Interlocks and Insider
       Participation........................................   32
      Certain Business Relationships and Transactions.......   32
Approval of the 2005 Stock Option Plan (Item No. 2).........   34
Approval of the 2005 Share Appreciation Plan (Item No. 3)...   38
Consideration of Stockholder Proposals......................   42
      Proposal 1 -- Director Election Majority Vote Standard
       (Item No. 4).........................................   42
      Proposal 2 -- Auditor Independence (Item No. 5).......   44
Independent Public Accountants..............................   47
Future Stockholder Proposals................................   48
Solicitation of Proxies.....................................   48
Appendix A -- Governance Principles.........................  A-1
Appendix B -- 2005 Stock Option Plan........................  B-1
Appendix C -- 2005 Share Appreciation Plan..................  C-1

Note: Throughout this proxy statement, references to the "stock split" relate to the two-for-one stock split of Apache common stock distributed in shares of common stock on January 14, 2004, to stockholders of record on December 31, 2003, and references to the "stock dividends" relate to the five-percent stock dividend on Apache common stock distributed in shares of common stock on April 2, 2003, to stockholders of record on March 12, 2003, and to the ten-percent stock dividend on Apache common stock distributed in shares of common stock on January 21, 2002, to stockholders of record on December 31, 2001.

                               APACHE CORPORATION
                              ONE POST OAK CENTRAL
                       2000 POST OAK BOULEVARD, SUITE 100
                           HOUSTON, TEXAS 77056-4400

                                                                  March 28, 2005

                                PROXY STATEMENT

GENERAL

This proxy statement contains information about the 2005 annual meeting of stockholders of Apache Corporation. In this proxy statement "Apache" and "the Company" both refer to Apache Corporation. This proxy statement and the enclosed proxy card are being mailed to you by the Company's board of directors starting on or about March 28, 2005.

PURPOSE OF THE ANNUAL MEETING

At the Company's annual meeting, stockholders will vote on the election of directors, approval of the 2005 Stock Option Plan, approval of the 2005 Share Appreciation Plan, and two stockholder proposals as outlined in the accompanying notice of meeting, and on any other business that properly comes before the meeting. As of the date of this proxy statement, the Company is not aware of any other business to come before the meeting. There are no rights of appraisal or similar rights of dissenters arising from matters to be acted on at the meeting.

WHO CAN VOTE

Only stockholders of record holding shares of Apache common stock at the close of business on the record date, March 16, 2005, are entitled to receive notice of the annual meeting and to vote the shares of Apache common stock they held on that date. As of February 28, 2005, there were 328,095,581 shares of Apache common stock issued and outstanding. Holders of Apache common stock are entitled to one vote per share and are not allowed to cumulate votes in the election of directors. The enclosed proxy card shows the number of shares that you are entitled to vote.

Apache currently has outstanding one series of preferred stock -- the 5.68% Cumulative Preferred Stock, Series B (the "Series B Preferred Stock"). The holders of the depositary shares, each representing 1/10th of a share of Series B Preferred Stock, are not entitled to any voting rights, except under certain circumstances relating to non-payment of dividends on the Series B Preferred Stock. As of the date of this proxy statement, all dividend payments on the Series B Preferred Stock were current.

HOW TO VOTE

If your shares of Apache common stock are held by a broker, bank or other nominee (in "street name"), you will receive instructions from them on how to vote your shares.

If you hold shares of Apache common stock in your own name (as a "stockholder of record"), you may give instructions on how your shares are to be voted by:

     - using the toll-free telephone number or internet voting site listed on the enclosed proxy card. Specific directions for using the telephone and internet voting systems are shown on the proxy card.

     - marking, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

When using telephone or internet voting, the systems verify that you are a stockholder through the use of a company number for Apache and a unique control number for you. IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL THE ENCLOSED PROXY CARD.

Whichever of these methods you use to transmit your instructions, your shares of Apache common stock will be voted as you direct. If you sign and return the enclosed proxy card or otherwise designate the proxies named on the proxy card to vote on your behalf, but do not specify how to vote, your shares will be voted FOR the election of the nominees for director, approval of the 2005 Stock Option Plan and the 2005 Share Appreciation Plan, and AGAINST the stockholder proposals. If other matters of business not presently known are properly raised at the meeting, the proxies will vote on the matters in accordance with their best judgment.

VOTING 401(K) PLAN SHARES

If you are an employee or former employee participating in the Apache 401(k) Savings Plan and have shares of Apache common stock credited to your plan account as of the record date, such shares are shown on the enclosed proxy card and you have the right to direct the plan trustee regarding how to vote those shares. The trustee for the 401(k) plan is Fidelity Management Trust Company.

The trustee will vote the shares in your plan account in accordance with your instructions. If you do not send instructions (by voting your shares as provided above under "How to Vote") or if your proxy card is not received by May 2, 2005, the shares credited to your account will be voted by the trustee in the same proportion as it votes shares for which it did receive timely instructions.

REVOKING A PROXY

You may revoke a proxy before it is voted by submitting a new proxy with a later date (by mail, telephone or Internet), by voting at the meeting, or by filing a written revocation with Apache's corporate secretary. Your attendance at the annual meeting will not automatically revoke your proxy.

QUORUM AND VOTES NEEDED

The presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares of Apache common stock outstanding on the record date will constitute a quorum, permitting the business of the meeting to be conducted. The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of directors. For each of the 2005 Stock Option Plan and the 2005 Share Appreciation Plan, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on such matters will be required for approval. For each of the stockholder proposals, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on such matters will be required for approval.

HOW THE VOTES ARE COUNTED

Representatives of Wells Fargo Bank, N.A. will tabulate the votes and act as inspectors of election. A properly signed proxy marked to "withhold" authority for the election of one or more directors will be counted for quorum purposes but not for voting purposes. A properly signed proxy marked "abstain" with respect to the 2005 Stock Option Plan, the 2005 Share Appreciation Plan, or either of the stockholder proposals will be counted for quorum purposes but not for voting purposes, and such abstention will have the effect of a vote against the applicable plan or stockholder proposal.

If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not have discretionary authority to vote certain shares of Apache common stock on a matter. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on a matter to be acted upon and will not be counted in determining the number of shares necessary for approval. However, the shares of Apache common stock represented by such "broker non-votes" will be counted for quorum purposes.

                             ELECTION OF DIRECTORS
                           (ITEM NO. 1 ON PROXY CARD)

The Company's certificate of incorporation provides that, as near as numerically possible, one-third of the directors shall be elected at each annual meeting of stockholders. Unless directors earlier resign or are removed, their terms are for three years, and continue thereafter until their successors are elected and qualify as directors.

The present terms of directors G. Steven Farris, Randolph M. Ferlic, A. D. Frazier, Jr. and John A. Kocur will expire at the 2005 annual meeting. Messrs. Farris, Ferlic, Frazier, and Kocur have been recommended by the Company's corporate governance and nominating committee and nominated by the board of directors for election by the stockholders to an additional three-year term. If elected, Messrs. Farris, Ferlic, Frazier, and Kocur will serve beginning upon election until the annual meeting of stockholders in 2008.

Unless otherwise instructed, all proxies will be voted in favor of these nominees. If one or more of the nominees is unwilling or unable to serve, the proxies will be voted only for the remaining named nominees. Proxies cannot be voted for more than four nominees. The board of directors knows of no nominee for director who is unwilling or unable to serve.

                       NOMINEES FOR ELECTION AS DIRECTORS

Biographical information, including principal occupation and business experience during the last five years, of each nominee for director is set forth below. Unless otherwise stated, the principal occupation of each nominee has been the same for the past five years.

                                                              DIRECTOR
                                                               SINCE
                                                              --------
G. STEVEN FARRIS, 57, was appointed president, chief            1994
executive officer and chief operating officer in May 2002,
having been president and chief operating officer of the
Company since May 1994. He was senior vice president of the
Company from 1991 to 1994, and vice president -- exploration and production from 1988 to 1991. Prior to joining Apache,
Mr. Farris was vice president of finance and acquisitions
for Terra Resources, Inc., a Tulsa, Oklahoma oil and gas
company, from 1983 to 1988. He is a member of the executive
committee.

RANDOLPH M. FERLIC, 68, retired in December 1993 from his       1986
practice as a thoracic and cardiovascular surgeon. He is the founder of Surgical Services of the Great Plains, P.C., and
served as its president from 1974 to 1993. Dr. Ferlic was
elected as a Regent of the University of Nebraska in
November 2000. At Apache, he is chairman of the audit
committee and a member of the executive committee.

A. D. FRAZIER, JR., 60, is chairman of WolfCreek                1997
Broadcasting, Inc. and is of counsel with the law firm of
Balch & Bingham LLP, Atlanta, Georgia. He retired as a
director, president and chief operating officer of Caremark
Rx, Inc., a publicly-traded pharmacy benefit management
company, in March 2004 having served in that role since
August 2002. From March 2001 until August 2002, Mr. Frazier
was chairman and chief executive officer of the Chicago
Stock Exchange. He had been a global partner of AMVESCAP
PLC, a London-based independent global investment management firm and the parent company of INVESCO, Inc., from 1997 to
March 2001, having served INVESCO as president and chief
executive officer of its U.S. institutional business from
1997 to December 2000, and executive vice president from
1996 to 1997. He is a director and chairman of the board of
Gold Kist, Inc., Atlanta, Georgia, a publicly-traded
integrated chicken production, processing and marketing
company, and a director of Gevity HR, Inc., Bradenton,
Florida, a publicly-traded human resources outsourcing firm.
At Apache, Mr. Frazier is a member of the management
development and compensation committee and the stock option
plan committee.

JOHN A. KOCUR, 77, is engaged in the private practice of        1977
law. He served as vice chairman of the Company's board of
directors from 1988 to 1991. Mr. Kocur was employed by the
Company from 1969 until his retirement in 1991, and served
as the Company's president from 1979 to 1988. He is chairman of the executive committee and a member of the management
development and compensation committee.

                              CONTINUING DIRECTORS

Biographical information, including principal occupation and business experience during the last five years, for each continuing member of the board of directors whose term is not expiring at the 2005 annual meeting is set forth below. Unless otherwise stated, the principal occupation of each director has been the same for the past five years.

                                                                DIRECTOR      TERM
                                                                 SINCE      EXPIRES
                                                                --------    --------
FREDERICK M. BOHEN, 67, returned to serve as executive vice       1981        2006
president and chief operating officer of The Rockefeller
University in February 2002, having previously served in
those capacities from 1990 through September 1999. He was
senior vice president of Brown University from 1983 to 1990, and served as vice president of finance and operations at
the University of Minnesota from 1981 to 1983. Mr. Bohen was with the U.S. Department of Health and Human Services as
assistant secretary for management and budget from 1977 to
1981. He is a director of American Council of Learned
Societies and a member of its executive committee. Mr. Bohen is also a director of the Polish American Freedom Foundation and chairman of its investment committee, as well as a
director of the Teak Fellowship, a not-for-profit
organization that mentors and assists gifted adolescent
children from disadvantaged circumstances. At Apache, he is
chairman of the management development and compensation
committee and chairman of the stock option plan committee.

EUGENE C. FIEDOREK, 73, is a private investor. Formerly, he       1988        2007
was managing director of EnCap Investments L.C., a Dallas,
Texas energy investment banking firm, from 1988 until March
1999, when EnCap was acquired by El Paso Energy. Mr.
Fiedorek was the managing director of the Energy Banking
Group of First RepublicBank Corp. in Dallas, Texas from 1978 to 1988. At Apache, he is a member of the audit committee.

PATRICIA ALBJERG GRAHAM, 69, joined the Company's board of        2002        2007
directors in September 2002. She is the Charles Warren
Research Professor of the History of American Education at
Harvard University. Dr. Graham joined the faculty of Harvard
Graduate School of Education in 1974, and was its dean from
1982 to 1991. From 1991 to 2000, she served as president of
the Spencer Foundation, which supports research into
educational improvement. Dr. Graham is also a director of
Northwestern Mutual Life Insurance Company, as well as a
director of Rural School Community Trust, the Center for
Advanced Study in the Behavioral Sciences, Central European
University, the Higher Education Support Sub-Board of the
Open Society Institute, and the Josiah Macy, Jr. Foundation.
At Apache, she is a member of the corporate governance and
nominating committee.

GEORGE D. LAWRENCE, 54, is a private investor, and joined         1996        2006
the Company's board of directors in May 1996. Formerly, he
was president, chief executive officer and a director of The
Phoenix Resource Companies, Inc. from 1990 until May 1996,
when Phoenix became a wholly-owned subsidiary of Apache. Mr.
Lawrence is a member of the executive committee and the
management development and compensation committee.

                                                                DIRECTOR      TERM
                                                                 SINCE      EXPIRES
                                                                --------    --------

F. H. MERELLI, 68, became chairman of the board, chief            1997        2007
executive officer, president, and a director of Cimarex
Energy Co., a Denver, Colorado independent oil and gas
exploration and production company, on September 30, 2002,
upon the acquisition by Cimarex of Key Production Company,
Inc. and the exploration and production division of
Helmerich & Payne, Inc. He was chairman of the board and
chief executive officer of Key from 1992 until October 2002, and served as Key's president from 1992 to September 1999
and from March 2002 to October 2002. Formerly, Mr. Merelli
served as Apache's president and chief operating officer
from 1988 to 1991. Prior to that, he was president of Terra
Resources, Inc., a Tulsa, Oklahoma oil and gas company, from
1979 to 1988. At Apache, Mr. Merelli is a member of the
audit committee and the executive committee.

RODMAN D. PATTON, 61, joined the Company's board of               1999        2006
directors in December 1999. Mr. Patton has nearly 30 years
experience in oil and gas investment banking and corporate
finance activity, most recently serving as managing director of the Merrill Lynch Energy Group from 1993 until April
1999. Previously, he was with First Boston and Eastman
Dillon, Union Securities (later Blyth Eastman Dillon). Mr.
Patton is a director of Valero GP, LLC, San Antonio, Texas,
and is chairman of their audit committee. Valero GP, LLC is
the general partner of Valero LP, owner and operator of
crude oil and refined products pipeline, terminalling, and
storage assets. At Apache, Mr. Patton is a member of the
audit committee.

CHARLES J. PITMAN, 62, joined the Company's board of              2000        2006
directors in May 2000. He retired from BP Amoco plc in late
1999, having served as regional president -- Middle
East/Caspian/Egypt/India and business unit leader for new
business development -- Middle East/Caspian since December
1998. Prior to the merger of British Petroleum and Amoco
Corporation, Mr. Pitman served as chairman and president of
Amoco Eurasia Petroleum Company from 1997 to 1998, and was
president of Amoco Egypt Oil Company from 1992 to 1996. He
is the sole member of Shaker Mountain Energy Associates LLC, a consulting company formed in September 1999. At Apache,
Mr. Pitman is chairman of the corporate governance and
nominating committee.

RAYMOND PLANK, 82, has been chairman of the Company's board       1954        2007
of directors since 1979, having served as the company's
chief executive officer from 1966 until May 2002, and
president from 1954 to 1979. Mr. Plank founded the Company
and is a member of the executive committee.

JAY A. PRECOURT, 67, rejoined the Company's board of              2003        2006
directors in February 2003, having been a member of the
Company's board from July 1992 to August 1995. He has been
since 2000, chairman of the board and chief executive
officer of Scissor Tail Energy, LLC, a Denver, Colorado
gatherer, transporter, and processor of natural gas and
natural gas liquids, and since 1999, chairman of the board
of Hermes Consolidated, Inc., a Denver, Colorado gatherer,
transporter, and refiner of crude oil and crude oil
products. Formerly, Mr. Precourt was vice chairman and chief executive officer of Tejas Gas Corporation from 1986 to 1999 and president from 1996 to 1998, and was chairman of the
board of Coral Energy L.P. from 1996 to 1999. He is a
director of Halliburton Company and a member of its
compensation committee, a director of The Timken Company and chairman of its audit committee, and a director of Founders
Funds, Inc. At Apache, Mr. Precourt is a member of the
corporate governance and nominating committee.

                             DIRECTOR INDEPENDENCE

During 2004 and the first two months of 2005, the board of directors evaluated all business and charitable relationships between the Company and the Company's non-employee directors (all directors other than Mr. Farris and Mr. Plank) and all other relevant facts and circumstances and, as required by the Company's Governance Principles, determined that each such director is an independent director as defined by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc. ("NYSE"), The NASDAQ National Market ("NASDAQ"), and the Securities and Exchange Commission ("SEC").

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of the Company; (b) a member of the director's immediate family is, or in the past three years has been, an executive officer of the Company; (c) the director or a member of the director's immediate family has received more than $60,000 per year in direct compensation from the Company other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director's immediate family is, or in the past three years has been, employed in a professional capacity by Ernst & Young LLP, the Company's independent public accountants, or who worked for such firm in any capacity on the Company's audit; (e) the director or a member of the director's immediate family is, or in the past three years has been, employed as an executive officer of a company where an Apache executive officer serves on the compensation committee; or (f) the director or a member of the director's immediate family is an executive officer of a company that makes payments to, or receives payments from, Apache in an amount which, in any twelve-month period during the past three years, exceeds the greater of $200,000 or two percent of the consolidated gross revenues of the company receiving the payment.

The Company's Governance Principles require that the independent directors meet in executive session at least twice each year and, in 2004, they met three times in executive session. Also included in the Company's Governance Principles are the procedure by which a presiding director is chosen for each meeting of independent directors and the method established for communication of concerns to the independent directors. The Company's Governance Principles are attached to this proxy statement as Appendix A and are available on the Company's website (www.apachecorp.com).

                        STANDING COMMITTEES AND MEETINGS
                           OF THE BOARD OF DIRECTORS

The board of directors has an audit committee, a management development and compensation ("MD&C") committee, a stock option plan committee, an executive committee, and a corporate governance and nominating ("CG&N") committee. Actions taken by these committees are reported to the board of directors at the next board meeting. During 2004, each of the Company's directors attended at least 75 percent of all meetings of the board of directors and committees of which they were members.

------------------------------------------------------------------------------------------------------------------
                                              2004 MEMBERSHIP ROSTER
------------------------------------------------------------------------------------------------------------------
 NAME                              BOARD      AUDIT      MD&C       STOCK OPTION     EXECUTIVE         CG&N
------------------------------------------------------------------------------------------------------------------
 Frederick M. Bohen                  X                    X*             X*
------------------------------------------------------------------------------------------------------------------
 G. Steven Farris                    X                                                   X
------------------------------------------------------------------------------------------------------------------
 Randolph M. Ferlic                  X         X*                                        X
------------------------------------------------------------------------------------------------------------------
 Eugene C. Fiedorek                  X          X
------------------------------------------------------------------------------------------------------------------
 A. D. Frazier, Jr.                  X                     X             X
------------------------------------------------------------------------------------------------------------------
 Patricia Albjerg Graham             X                                                                   X
------------------------------------------------------------------------------------------------------------------
 John A. Kocur                       X                     X                            X*
------------------------------------------------------------------------------------------------------------------
 George D. Lawrence                  X                     X                             X
------------------------------------------------------------------------------------------------------------------
 F. H. Merelli                       X          X                                        X
------------------------------------------------------------------------------------------------------------------
 Rodman D. Patton                    X          X
------------------------------------------------------------------------------------------------------------------
 Charles J. Pitman                   X                                                                  X*
------------------------------------------------------------------------------------------------------------------
 Raymond Plank                      X*                                                   X
------------------------------------------------------------------------------------------------------------------
 Jay A. Precourt                     X                                                                   X
------------------------------------------------------------------------------------------------------------------
 No. of Meetings in 2004             6          9          4             4               0               5
------------------------------------------------------------------------------------------------------------------

*  Chairman

The audit committee reviews with the independent public accountants and internal auditors of the Company their respective audit and review programs and procedures, and the scope and results of their audits. It also examines professional services provided by the Company's independent public accountants and evaluates their costs and related fees. Additionally, the audit committee reviews the Company's financial statements and the adequacy of the Company's system of internal accounting controls. The audit committee makes recommendations to the board of directors concerning the Company's independent public accountants and their engagement or discharge.

During 2004 and the first two months of 2005, the board of directors reviewed the composition of the audit committee pursuant to the rules of the NYSE and NASDAQ governing audit committees. Based on this review, the board of directors confirmed that all members of the audit committee are "independent" under the NYSE and NASDAQ rules. During 2000, the audit committee adopted a charter, which was approved by the board of directors on May 4, 2000, and which reflects the NYSE's rules and the regulations of the SEC. On February 4, 2004, the audit committee adopted an amended and restated charter, which was approved by the board of directors on February 5, 2004. The audit committee charter is available on the Company's website

(www.apachecorp.com). The board of directors has determined that members of the audit committee qualify as financial experts, as defined in Item 401 of Regulation S-K under the Securities Act of 1933.

The MD&C committee reviews the Company's management resources and structure, and administers the Company's compensation programs and retirement, stock purchase and similar plans. The duties of the stock option plan committee include the award and administration of option grants under the Company's stock option plans, of grants under the executive restricted stock plan, of stock unit grants under the deferred delivery plan, and of conditional grants under the 2000 Share Appreciation Plan. During 2004 and the first two months of 2005, the board of directors reviewed the composition of the MD&C committee pursuant to the rules of the NYSE and NASDAQ governing compensation committees. Based on this review, the board of directors confirmed that all members of the MD&C committee are "independent" under the NYSE and NASDAQ rules. The MD&C committee charter is available on the Company's website (www.apachecorp.com).

The duties of the CG&N committee include recommending to the board of directors the slate of director nominees submitted to the stockholders for election at the annual meeting and proposing qualified candidates to fill vacancies on the board of directors. The CG&N committee is also responsible for developing corporate governance principles for the Company and overseeing the evaluation of the board of directors. During 2004 and the first two months of 2005, the board of directors reviewed the composition of the CG&N committee pursuant to the rules of the NYSE and NASDAQ governing governance committees. Based on this review, the board of directors confirmed that all members of the CG&N committee are "independent" under the NYSE and NASDAQ rules. The CG&N committee charter is available on the Company's website (www.apachecorp.com).

The CG&N committee considers director nominee recommendations from executive officers of the Company, independent members of the board, and stockholders of the Company. The CG&N committee may also retain an outside search firm to assist it in finding appropriate nominee candidates. Stockholder recommendations for director nominees received by Apache's corporate secretary (at the address and by the deadline for submitting stockholder proposals set forth under the heading "Future Stockholder Proposals") are forwarded to the CG&N committee for consideration.

The executive committee is vested with the authority to exercise the full power of the board of directors, within established policies, in the intervals between meetings of the board of directors. In addition to the general authority vested in it, the executive committee may be vested with specific power and authority by resolution of the board of directors.

CRITERIA FOR NEW BOARD MEMBERS AND RE-ELECTION OF EXISTING BOARD MEMBERS

The CG&N committee considers the following criteria in recommending new nominees or the re-election of existing directors to the Company's board of directors and its committees from time to time:

     - Expertise and perspective needed to govern the business and strengthen and support top management -- for example: strong financial expertise, knowledge of international operations, or knowledge of the petroleum industry and/or the electrical power industry.

     - Sound business judgment and a sufficiently broad perspective to make meaningful contributions, under pressure if necessary.

     - Interest and enthusiasm in the Company and a commitment to become involved in its future.

     - The time and energy to meet board of directors commitments.

     - Constructive participation in discussions, with the capacity to quickly understand and evaluate complex and diverse issues.

     - Dedication to the highest ethical standards.

     - Supportive of management, but independent, objective, and willing to question and challenge both openly and in private exchanges.

     - An awareness of the dynamics of change and a willingness to anticipate and explore opportunities.

All decisions regarding whether to recommend the nomination of a new nominee for election to the board of directors or for the re-election of an existing director shall be within the sole discretion of the CG&N committee.

All new nominees and directors for re-election will be evaluated without regard to race, sex, age, religion, or physical disability.

                         REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed the audited consolidated financial statements in the Annual Report on Form 10-K with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61 (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent registered public accounting firm the firm's independence from Company management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

The Committee also reviewed management's report on its assessment of the effectiveness of the Company's internal control over financial reporting as well as the independent registered public accounting firm's report on (a) management's assessment and (b) the effectiveness of the Company's internal control over financial reporting.

The Committee discussed with the Company's internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. At each of the four Committee meetings held in person during 2004, the Committee met with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations; their evaluations of the Company's internal control, including internal control over financial reporting; and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended December 31, 2004, filed by the Company with the Securities and Exchange Commission.

The Committee is governed by a charter which is available on the Company's website (www.apachecorp.com). The Committee held nine meetings during fiscal year 2004. The Committee is comprised solely of independent directors as defined by the New York Stock Exchange and the NASDAQ National Market listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

March 7, 2005                            Members of the Audit Committee

                                         Randolph M. Ferlic, Chairman
                                         Eugene C. Fiedorek
                                         F. H. Merelli
                                         Rodman D. Patton

                             DIRECTOR COMPENSATION

Employee directors do not receive additional compensation for serving on the board of directors or any committee of the board. During 2004, non-employee directors received an annual retainer of $50,000, of which $10,000 in value was paid in the form of shares of Apache common stock, plus $1,500 for each board of directors or committee meeting attended in person or $1,000 for each meeting attended by telephone. Non-employee directors are reimbursed for expenses incurred in attending meetings. Non-employee directors receive an annual retainer of $2,000 for each committee of which they are members. In addition, the chairman of each committee receives $4,000 annually for chairing their respective committees.

Under the terms of the Company's non-employee directors' compensation plan, as amended in 2003, non-employee directors can elect to defer receipt of all or any portion of their retainers or meeting attendance fees and, subject to certain parameters, can defer those amounts in the form of cash or in the form of shares of Apache common stock. Amounts deferred in the form of cash accrue interest equal to the Company's rate of return on its short-term marketable securities; amounts deferred in the form of Apache common stock accrue dividends as if the stock were issued and outstanding when such dividends were payable. All deferred amounts, as well as accrued interest and dividends, are maintained in a separate memorandum account for each participating non-employee director. Amounts are paid out in cash and/or shares of common stock, as applicable, upon the non-employee director's retirement or other termination of his or her directorship, or on a specific date, in a lump sum or in annual installments over a ten-year (or shorter) period. Five non-employee directors deferred all or a portion of their fees during 2004.

An unfunded retirement plan for non-employee directors was established in December 1992. The plan is administered by the MD&C committee and pays retired non-employee directors benefits equal to two-thirds of the annual retainer for a period based on length of service. Payments are made on an annual basis, for a maximum of ten years, and are paid from the general assets of the Company. In the event of the director's death prior to receipt of all benefits payable under the plan, the remaining benefits are payable to the director's surviving spouse or designated beneficiary until the earlier of the termination of the payment period or the death of the surviving spouse or designated beneficiary. During 2004, benefits were paid under this plan to, or on behalf of, five former directors who retired from the Company's board of directors during 1997, 1998, 2000, and 2001.

The Company established an equity compensation plan for non-employee directors in February 1994, which is administered by the MD&C committee. Each non-employee director was awarded 1,000 restricted shares of the Company's common stock every five years from July 1, 1994 through July 1, 2000, with the shares vesting at a rate of 200 shares annually. On May 3, 2001, the plan was amended to provide that on July 1, 2001 and on July 1 of each third year thereafter through July 1, 2003, each non-employee director was awarded 1,000 restricted shares of common stock, with one-third of the shares vesting annually. Except as noted below, any unvested shares are forfeited at the time the non-employee director ceases to be a member of the board. The unvested portion of any award is automatically vested upon retirement or death while still serving as a member of the board; provided that the non-employee director (a) is at least 60 years old and has completed at least ten years of service at the time of retirement, or (b) has completed at least ten years of service at the time of death. Awards are made from shares of common stock held in the Company's treasury, and are automatic and non-discretionary.

On February 5, 2004, the plan was amended to adjust the awards to 2,310 restricted shares of common stock (1,000 shares adjusted for the stock dividends and stock split) for any awards made during the period July 1, 2004 through July 1, 2009. New non-employee directors will receive awards of 2,310 shares of common stock on the July 1 next succeeding their election to the board. All shares of common stock awarded under the plan have full dividend and voting rights. The plan expires on July 1, 2009, with a maximum of 50,000 shares of common stock (115,500 shares after adjustment for the stock dividends and stock split) that may be awarded during the term of the plan. An award of 2,310 shares was made to each of nine non-employee directors during 2004.

                   SECURITIES OWNERSHIP AND PRINCIPAL HOLDERS

The following tables set forth, as of February 28, 2005, the beneficial ownership of each director or nominee for director of the Company, the chief executive officer, the four other most highly compensated executive officers, and all directors and executive officers of the Company as a group. All ownership information is based upon filings made by those persons with the SEC and upon information provided to the Company. (All share numbers in the table and footnotes have been adjusted for the stock dividends and stock split.)

----------------------------------------------------------------------------------------------------------------
                                                                               AMOUNT AND           PERCENT OF
                                                                          NATURE OF BENEFICIAL         CLASS
     TITLE OF CLASS                NAME OF BENEFICIAL OWNER                   OWNERSHIP(1)          OUTSTANDING
----------------------------------------------------------------------------------------------------------------
 Common Stock, par value
 $0.625                   Frederick M. Bohen                               21,627(2)(3)               *
                          --------------------------------------------------------------------------------------
                          G. Steven Farris                                788,281(4)(5)(6)(7)(8)      *
                          --------------------------------------------------------------------------------------
                          Randolph M. Ferlic                              472,091(2)(9)               *
                          --------------------------------------------------------------------------------------
                          Eugene C. Fiedorek                               38,995(2)                  *
                          --------------------------------------------------------------------------------------
                          A. D. Frazier, Jr.                               16,958(2)                  *
                          --------------------------------------------------------------------------------------
                          Patricia Albjerg Graham                           5,857(2)(3)               *
                          --------------------------------------------------------------------------------------
                          John A. Kocur                                    38,438(2)                  *
                          --------------------------------------------------------------------------------------
                          George D. Lawrence                               33,280(2)(3)               *
                          --------------------------------------------------------------------------------------
                          F. H. Merelli                                    26,661(2)(3)(6)            *
                          --------------------------------------------------------------------------------------
                          Rodman D. Patton                                 21,589(2)(3)               *
                          --------------------------------------------------------------------------------------
                          Charles J. Pitman                                17,016(2)                  *
                          --------------------------------------------------------------------------------------
                          Raymond Plank                                   750,832(4)(5)(6)(7)(8)      *
                          --------------------------------------------------------------------------------------
                          Jay A. Precourt                                   2,496(2)(3)               *
                          --------------------------------------------------------------------------------------
                          Roger B. Plank                                  484,126(4)(5)(6)(7)(8)      *
                          --------------------------------------------------------------------------------------
                          John A. Crum                                    185,738(4)(5)(6)(7)(8)      *
                          --------------------------------------------------------------------------------------
                          Rodney J. Eichler                               162,240(4)(5)(6)(7)(8)      *
                          --------------------------------------------------------------------------------------
                          All directors, nominees, and executive
                          officers as a group (including the above
                          named persons)                                4,244,386(4)(5)(6)(7)(8)     1.3
----------------------------------------------------------------------------------------------------------------

 *  Represents less than one percent of outstanding shares of common stock.

(1) All ownership is sole and direct unless otherwise noted. Inclusion of any common shares not owned directly shall not be construed as an admission of beneficial ownership. Fractional shares have been rounded to the nearest whole share.

(2) Includes restricted common shares awarded under the Company's Equity Compensation Plan for Non-Employee Directors.


                                         (footnotes continued on following page)

(3) Includes the following common share equivalents related to retainer fees deferred under the Company's Non-Employee Directors' Compensation Plan: Mr. Bohen -- 8,390; Dr. Graham -- 2,838; Mr. Lawrence -- 5,613; Mr.
    Merelli -- 861; Mr. Patton -- 1,575; and Mr. Precourt -- 216.

(4) Includes the following common stock equivalents held through the Company's Deferred Delivery Plan: Mr. Farris -- 8,141; Mr. Raymond Plank -- 121,109; Mr. Roger Plank -- 36,994; Mr. Crum -- 2,855; Mr. Eichler -- 8,098; and all directors and executive officers as a group -- 240,862.

(5) Includes the following common shares issuable upon the exercise of outstanding employee stock options which are exercisable within 60 days: Mr. Farris -- 177,736; Mr. Raymond Plank -- 271,654; Mr. Roger Plank -- 208,938; Mr. Crum -- 112,610; Mr. Eichler -- 112,499; and all directors and executive officers as a group -- 1,546,127.

(6) Includes shares held by the trustee of the Company's 401(k) Savings Plan and related Non-Qualified Retirement/Savings Plan: Mr. Farris -- 69,604; Mr. Merelli -- 16,296; Mr. Raymond Plank -- 7,588; Mr. Roger Plank -- 52,252; Mr. Crum -- 32,383; Mr. Eichler -- 12,364; and all directors and executive officers as a group -- 272,381.

(7) Includes the following restricted stock units (each equivalent to one share of common stock) granted under the Company's Executive Restricted Stock
    Plan: Mr. Farris -- 35,846; Mr. Raymond Plank -- 35,846; Mr. Roger
    Plank -- 17,235; Mr. Crum -- 12,755; Mr. Eichler -- 11,105; and all
    directors and executive officers as a group -- 242,328.

(8) Includes shares issuable pursuant to conditional grants made under the Company's 2000 Share Appreciation Plan: Mr. Farris -- 35,034; Mr. Raymond Plank -- 40,424; Mr. Roger Plank -- 18,055; Mr. Crum -- 14,821; Mr.
    Eichler -- 12,662; and all directors and executive officers as a group -- 275,441.

(9) Includes 13,860 common shares owned directly by Ferlic Investments, Ltd. in which Dr. Ferlic owns a 36-percent interest. Also includes a total of 21,090 common shares held by Dr. Ferlic's daughters, son and grandchildren, as to which he has some power of disposition, but disclaims beneficial ownership.

The following table sets forth the only person known to the Company, as of February 28, 2005, to be the owner of more than five percent of outstanding shares of the Company's common stock, according to reports filed with the SEC:

---------------------------------------------------------------------------------------------------------------------
                                             NAME AND ADDRESS OF          AMOUNT AND NATURE OF     PERCENT OF CLASS
TITLE OF CLASS                                 BENEFICIAL OWNER           BENEFICIAL OWNERSHIP       OUTSTANDING
---------------------------------------------------------------------------------------------------------------------
  Common Stock, par value $0.625....   FMR Corp.                              17,639,280*                5.4
                                         82 Devonshire Street
                                         Boston, Massachusetts 02109
---------------------------------------------------------------------------------------------------------------------

* Per Schedule 13G filed with the SEC, dated February 14, 2005. Does not include 1,682,442 shares held by Fidelity Management Trust Company ("FMTC") as trustee of the Company's 401(k) Savings Plan. FMTC is a wholly-owned subsidiary of FMR Corp.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, as well as beneficial owners of ten percent or more of the Company's common stock, to report their holdings and transactions in the Company's securities. Based on information furnished to the Company and contained in reports provided pursuant to Section 16(a), as well as written representations that no other reports were required for 2004, it appears that:
(a) Raymond Plank, an officer and director of the Company, filed a late report relating to a charitable gift of shares of the Company's common stock, (b) G. Steven Farris, an officer and director of the Company, filed two late reports relating to four charitable gifts of shares of the Company's common stock, and
(c) Matthew W. Dundrea, an officer of the Company, filed a late report relating to two automatic grants made under the Company's 2000 Stock Option Plan.

                      EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2004, relating to the Company's equity compensation plans, under which grants of stock options, restricted stock units, and other rights to acquire shares of Apache common stock may be granted from time to time.

--------------------------------------------------------------------------------------------------------------
                                                 (A)                    (B)                      (C)
--------------------------------------------------------------------------------------------------------------
                                                                                        NUMBER OF SECURITIES
                                                                                       REMAINING AVAILABLE FOR
                                         NUMBER OF SECURITIES                           FUTURE ISSUANCE UNDER
                                          TO BE ISSUED UPON       WEIGHTED-AVERAGE       EQUITY COMPENSATION
                                             EXERCISE OF         EXERCISE PRICE OF        PLANS (EXCLUDING
                                         OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   SECURITIES REFLECTED IN
PLAN CATEGORY                            WARRANTS AND RIGHTS    WARRANTS AND RIGHTS          COLUMN (A),
--------------------------------------------------------------------------------------------------------------
 Equity compensation plans approved by
   security holders(1)................         3,107,112             $   19.618(3)                    0
--------------------------------------------------------------------------------------------------------------
 Equity compensation plans not approved
   by security holders(2).............         7,796,867             $   22.764(3)            3,961,742(4)
--------------------------------------------------------------------------------------------------------------
      Total...........................        10,903,979             $   21.422(3)            3,961,742
--------------------------------------------------------------------------------------------------------------

(1) Includes the Company's 1995 Stock Option Plan and 1998 Stock Option Plan.

(2) Includes the Company's 1996 Performance Stock Option Plan, 2000 Stock Option Plan, 2000 Share Appreciation Plan, Executive Restricted Stock Plan, Non-Employee Directors' Compensation Plan, Equity Compensation Plan for Non-Employee Directors, and Deferred Delivery Plan.

    See Note 8 of the Notes to Consolidated Financial Statements, included in the Company's Form 10-K for the year ended December 31, 2004, for the material features of the 1996 Performance Stock Option Plan, 2000 Stock Option Plan, 2000 Share Appreciation Plan, and Executive Restricted Stock Plan.

    The Company's Deferred Delivery Plan (i) allows officers and certain key employees to defer income from certain equity compensation plans (such as the stock option and restricted stock plans) in the form of deferred units, and (ii) provides for grants of deferred units. Each deferred unit is equivalent to one share of Apache common stock. Distributions from the plan are made, at the election of the participant, beginning five years from deferral or upon termination of employment.

(3) Weighted average exercise price of outstanding stock options; excludes restricted stock units, performance-based stock units, and deferred stock units.

(4) As of February 10, 2005, the Company's ability to issue option grants under its existing stock option plans terminated. At the time of termination, 2,537,877 shares of the Company's common stock that were previously authorized for new grants became unavailable for such purpose. The only provisions of these plans that are still effective are those governing grants previously made under the applicable plan.

                       EXECUTIVE OFFICERS OF THE COMPANY

Biographical information concerning the executive officers of the Company is set forth below. Biographical information concerning Raymond Plank and G. Steven Farris is set forth above under the captions "Nominees for Election as Directors" and "Continuing Directors."

MICHAEL S. BAHORICH, 48, was appointed executive vice president -- exploration and production technology in May 2000, having been the Company's vice president -- exploration and production technology since January 1999, vice president -- exploration technology since December 1997, and the Company's chief geophysicist since 1996. From 1981 until joining the Company, he held positions of increasing responsibility at Amoco Corporation in Denver, Colorado and Tulsa, Oklahoma. Mr. Bahorich is a past president of the Society of Exploration Geophysicists and serves on an advisory board at Stanford University.

JEFFREY M. BENDER, 53, was appointed vice president -- human resources in September 2000. Prior to joining the Company, he served as vice president of human resources for Vastar Resources, Inc., Houston, Texas, since June 1994, having helped manage its transition from an operating division of Atlantic Richfield Company (ARCO) to an independent organization following Vastar's initial public offering in mid 1994. Previously, Mr. Bender held positions of increasing responsibility with ARCO since 1975.

MICHAEL J. BENSON, 52, was appointed vice president -- corporate security in December 2002, having been director of corporate security since joining the Company in 1996. From 1988 until 1996, he owned and operated an international security consulting company advising large corporations and high profile individuals. Previously, Mr. Benson was with the Cheshire Police in the United Kingdom for 14 years.

THOMAS P. CHAMBERS, 49, was appointed vice president -- corporate planning in September 2001, having been director of planning since March 1995. Prior to joining the Company, Mr. Chambers was in the international business development group at Pennzoil Exploration and Production, having held a variety of management positions with the BP plc group of companies from 1981 to 1992. Mr. Chambers is a member of the Society of Petroleum Engineers.

JOHN J. CHRISTMANN, 38, was appointed vice president -- business development in January 2004, having been production manager for the Gulf Coast region since April 2003. Prior to that, Mr. Christmann held various positions of increasing responsibility in the business development area since joining the Company in 1997. Previously, he was employed by Vastar Resources/ARCO Oil and Gas Company.

JOHN A. CRUM, 52, was appointed executive vice president -- Apache North Sea in April 2003, having served as executive vice president -- Eurasia and new ventures since May 2000, and as the Company's regional vice president in Australia since 1995. Prior to joining the Company, he served in executive and management roles with Aquila Energy Resources Corporation, Pacific Enterprises Oil Company and Southland Royalty Company.

MATTHEW W. DUNDREA, 51, was appointed vice president and treasurer in July 1997, having been the Company's treasurer since March 1996 and assistant treasurer since 1994. Prior to joining the Company, he held positions of increasing responsibility at Union Texas Petroleum Holding, Inc. from 1982 to 1994.

ROBERT J. DYE, 49, was appointed vice president -- investor relations in May 1997, having been director of investor relations since 1995. Prior to that, Mr. Dye held positions of increasing responsibility in the corporate planning area since joining the Company in 1992. Previously, he was planning manager for the offshore division of BP Exploration, Houston, Texas, from 1988 to 1992.

RODNEY J. EICHLER, 55, was appointed executive vice president in February 2003, having been the Company's regional vice president in Egypt since 1999, and vice president of exploration and production in Egypt since 1997. Prior to that, Mr. Eichler was regional vice president for the Western region in Houston since 1996, and regional exploration and development manager for the Rocky Mountain region in Denver since 1993. Prior to joining the Company, Mr. Eichler was vice president-exploration for Axem Resources, LLC in Denver, Colorado, since 1989.

JANICE K. HARTRICK, 52, was appointed vice president and associate general counsel in July 2003, having been assistant general counsel since March 2003. Previously, she was of counsel with the law firm of Thompson & Knight from February 2002 and a solo practitioner from July 1, 2001. Prior to practicing law as outside counsel, Ms. Hartrick was senior vice president and general counsel of EEX Corporation from October 1997 until June 2001. She was chief counsel and vice president, environmental affairs for Seagull Energy Corporation, since 1992, having held positions of increasing responsibility there from 1987. Ms. Hartrick has been vice-chairman of the executive committee of the advisory board, Institute for Energy Law of the Center for American and International Law (formerly Southwestern Legal Foundation) since 1998, and representative trustee for the Rocky Mountain Mineral Law Foundation since 2000.

JON A. JEPPESEN, 57, was appointed senior vice president in February 2003, having been the Company's regional vice president for the Gulf Coast region since 2002 and the Offshore region since 1996. He served as the Company's vice president of exploration and development for North America from 1994 to 1996, and manager of the Company's offshore exploration and development from 1993 to 1994. Prior to joining the Company, Mr. Jeppesen was vice president of exploration and development for Pacific Enterprises Oil Company, Dallas, Texas, from 1989 to 1992.

P. ANTHONY LANNIE, 51, was appointed senior vice president and general counsel in May 2004, having been vice president and general counsel since March 2003. Prior to joining the Company, he was president of Kinder Morgan Power Company, Houston, Texas, from 2000 through February 2003, and president of Coral Energy Canada in 1999. Mr. Lannie was senior vice president and general counsel of Coral Energy, an affiliate of Shell Oil Company and Tejas Gas Corporation, from 1995 through 1999, and of Tejas Gas Corporation from 1994 until its combination with Coral Energy in 1998.

ANTHONY R. LENTINI, JR., 55, has been vice president -- public and international affairs since January 1995. Prior to joining the Company, he was vice president of public affairs for Mitchell Energy & Development Corp., The Woodlands, Texas, from 1988 through 1994.

JANINE J. MCARDLE, 44, was appointed vice president -- oil and gas marketing in November 2002. Prior to joining the Company, she served as managing director for Aquila Europe Ltd from November 2001 to October 2002, and held executive and management positions with Aquila Energy Marketing since 1993, including vice president -- trading and vice president -- mergers and acquisitions. Previously, she was a partner in Hesse Gas from 1991 to 1993. Ms. McArdle was a member of the board of directors of Intercontinental Exchange, the electronic trading platform, from 2000 to October 2002.

THOMAS L. MITCHELL, 44, was appointed vice president and controller in July 1997, having been the Company's controller and chief accounting officer since February 1996. He held various positions in the Company's natural gas marketing operation from 1990 through 1995, and served as accounting manager for the Company's Gulf Coast operations from 1989 to 1990. Prior to joining the Company, Mr. Mitchell was a manager with Arthur Andersen & Co., an independent public accounting firm, from 1982 through 1988.

W. KREGG OLSON, 51, was appointed vice president -- corporate reservoir engineering in January 2004, having been director of technical services since 1995. Prior to that, Mr. Olson held positions of increasing responsibility within corporate reservoir engineering since joining the Company in 1992. Previously, he was associated with Grace Petroleum Corporation.

CHERI L. PEPER, 51, was appointed corporate secretary of the Company in May 1995, having been assistant secretary since 1992. Prior to joining the Company, she was assistant secretary for Panhandle Eastern Corporation (subsequently PanEnergy Corp.) since 1988. Ms. Peper is a director of MemberSource Credit Union, formerly known as PT&T Federal Credit Union.

ROGER B. PLANK, 48, was appointed executive vice president and chief financial officer in May 2000, having been vice president and chief financial officer since July 1997. Previously, he was vice president -- planning and corporate development since March 1996, vice president -- corporate planning since 1994, vice president -- external affairs from 1993 to 1994, and vice president -- corporate communications from 1987 to 1993. Mr. Plank is a director of Parker Drilling Company and a member of its audit committee, and is past president of Texas Independent Producers and Royalty Owners Association (TIPRO), a large independent trade association. The chairman of the Company's board of directors is Mr. Plank's father.

FLOYD R. PRICE, 55, was appointed executive vice president -- Eurasia, Latin America and New Ventures in May 2004, having been executive vice president -- Canada since February 2003. He was president of Apache Canada Ltd from October 1999 to May 2004, and was president of the Company's international exploration and production subsidiaries from 1995 to 1999. Mr. Price served as exploration manager from 1991 to 1994, and geologic manager from 1990 to 1991, for the Company's Mid-continent region. Prior to joining the Company, he was vice president of exploration and development from 1988 to 1989, and vice president of mid-continent exploration from 1989 to 1990, for Pacific Enterprises Oil Company, Dallas, Texas.

JON W. SAUER, 44, was appointed vice president -- tax in May 2001, having been director of tax since March 1997, and manager of tax from August 1992. Prior to joining the Company, Mr. Sauer was tax manager with Swift Energy Company, Houston, Texas, and a manager in the tax practice of Arthur Andersen & Co.

                           SUMMARY COMPENSATION TABLE

The table below summarizes the annual and long-term compensation paid to the individuals listed below for all services rendered to the Company and its subsidiaries during the last three fiscal years, in accordance with SEC rules relating to disclosure of executive compensation. The persons included in this table are the Company's chief executive officer and the four other most highly compensated executive officers who were serving as executive officers of the Company at year-end 2004.

---------------------------------------------------------------------------------------------------------------------------------
                                            ANNUAL COMPENSATION            LONG-TERM COMPENSATION(2)
                                    ----------------------------------- --------------------------------
                                                            OTHER
                                                            ANNUAL          RESTRICTED         LTIP             ALL OTHER
                                    SALARY    BONUS        COMPEN-            STOCK           PAYOUTS          COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR   ($)     ($)(1)      SATION($)         AWARDS($)           ($)                ($)
---------------------------------------------------------------------------------------------------------------------------------
 Raymond Plank                 2004 900,000 1,200,000     15,748            452,408(7)     1,031,947(11)   136,050(3)(10)
   Chairman of the Board       2003 881,250 1,100,000     12,126(5)         448,890(7)             0       118,875(3)
                               2002 750,000   900,000    177,408(5)         752,313(7)             0        96,000(3)
---------------------------------------------------------------------------------------------------------------------------------
 G. Steven Farris              2004 900,000 1,200,000     37,701            452,408(7)       894,298(11)   276,638(3)(4)(10)
   President, Chief Executive
   Officer                     2003 881,250 1,100,000     30,225(5)         448,890(6)(7)          0       246,120(3)(4)
   and Chief Operating Officer 2002 750,000   900,000     95,760(5)       2,215,443(6)(7)          0       196,092(3)(4)
---------------------------------------------------------------------------------------------------------------------------------
 Roger B. Plank                2004 417,292   239,900     14,599            204,864(7)       460,881(11)    86,945(3)(4)(10)
   Executive Vice President
     and                       2003 407,500   254,300     11,153(5)         207,180(7)             0        82,448(3)(4)
   Chief Financial Officer     2002 390,000   220,000     51,766(5)         390,703(7)             0        74,200(3)(4)
---------------------------------------------------------------------------------------------------------------------------------
 John A. Crum                  2004 312,885   165,900    516,857(5)(8)      149,380(7)       378,378(11)   172,508(3)(4)(9)(10)
   Executive Vice President -- 2003 300,000   175,000     78,566(5)(8)      149,630(7)             0       145,917(3)(4)(9)
   Apache North Sea            2002 300,000   170,000      3,008(5)         297,415(7)             0        58,958(3)(4)
---------------------------------------------------------------------------------------------------------------------------------
 Rodney J. Eichler             2004 291,106   180,000    601,723(5)(8)      136,576(7)       323,199(11)   203,392(3)(4)(10)(12)
   Executive Vice President -- 2003 271,875   175,000     57,955(5)(8)      138,120(7)             0       212,042(3)(4)(12)
   Apache Egypt                2002 240,625   154,000    204,632(5)(8)      238,991(7)             0       155,950(3)(4)(12)
---------------------------------------------------------------------------------------------------------------------------------

 (1) Includes amounts awarded under the Company's incentive compensation plans for performance in the year indicated.

 (2) There were no stock options granted to any of the named executive officers during 2004, 2003, or 2002. There were no adjustments or amendments during the last fiscal year to the exercise price of stock options previously granted to any of the named executive officers, except for the stock dividends and stock split.

 (3) Includes Company contributions under the Company's 401(k) Savings Plan, the Company's Money Purchase Retirement Plan, and related Non-Qualified Retirement/Savings Plan for 2004, 2003, and 2002, respectively, in the following amounts: Mr. Raymond Plank -- $136,000, $118,875, and $96,000; Mr. Farris -- $240,000, $213,750, and $168,000; Mr. Roger Plank -- $80,592,
     $75,300, and $70,800; Mr. Crum -- $58,546, $56,400, and $54,530; and Mr.
     Eichler -- $55,932, $51,105, and $41,476.

 (4) Includes premium for executive life insurance benefits for 2004, 2003, and 2002, respectively, in the following amounts: Mr. Farris -- $36,588, $32,370, and $28,092; Mr. Roger Plank -- $6,303, $7,148, and $3,400; Mr.
     Crum -- $7,467, $4,949, and $4,428; and Mr. Eichler -- $10,435, $7,585, and
     $6,728.

 (5) For Mr. Farris, Mr. Roger Plank, Mr. Crum, and Mr. Eichler, includes amounts reimbursed for the payment of taxes relating to executive life insurance benefits. For Mr. Raymond Plank, Mr. Farris, and Mr. Roger Plank, includes amounts reimbursed for the payment of taxes on income attributable to use of Company property as approved by the board of directors. Includes amounts for foreign assignment tax equalization for Mr. Crum and Mr. Eichler.

 (6) On December 17, 1998, the Company's board of directors granted a conditional stock award to Mr. Farris for a total of 100,000 shares of the Company's common stock (230,992 shares after adjustment for the stock dividends and stock split). The award is composed of five periodic installments, commencing on January 1st of each of the next five years, and vesting on the fifth anniversary following the applicable commencement date (subject to acceleration under specific circumstances). To receive each installment, which is payable 40 percent


                                         (footnotes continued on following page)
in cash and 60 percent in stock, Mr. Farris must be employed by the Company on the applicable commencement and vesting dates. For December 31, 2002, the last business day preceding the January 1, 2003 commencement date, the per share closing price of the Company's common stock was $56.99 ($28.4950 after adjustment); for December 31, 2001, the last business day preceding January 1, 2002, the per share closing price was $49.88 ($23.7524 after adjustment); for December 29, 2000, the last business day preceding January 1, 2001, the per share closing price was $70.0625 ($30.3301 after adjustment); for December 31, 1999, the last business day preceding January 1, 2000, the per share closing price was $36.9375 ($15.9903 after adjustment); and for December 31, 1998, the last business day preceding January 1, 1999, the per share closing price was $25.3125 ($10.9578 after adjustment). Mr. Farris has all voting, dividend and liquidation rights for each installment of shares as of the applicable commencement date listed below:

          6,667 shares (15,398 shares after adjustment) commencing January 1, 1999, vesting January 1, 2004
          13,333 shares (30,798 shares after adjustment) commencing January 1, 2000, vesting January 1, 2005
          20,000 shares (46,200 shares after adjustment) commencing January 1, 2001, vesting January 1, 2006
          26,667 shares (61,598 shares after adjustment) commencing January 1, 2002, vesting January 1, 2007
          33,333 shares (76,998 shares after adjustment) commencing January 1, 2003, vesting January 1, 2008

     On January 1, 2004, the first periodic installment of 15,398 shares vested, of which 9,238 shares (60 percent) were paid to Mr. Farris in the form of stock. The value of the remaining 6,160 shares (40 percent) was paid in cash, based on the per share closing price of the Company's common stock of $40.55 (after adjustment) for December 31, 2003. Required tax withholding on the full amount of the vested installment was deducted from the portion paid in cash.

     At year-end 2004, the aggregate number of shares of conditional stock held by Mr. Farris was 215,594 shares (after adjustment) with a value of $10,902,589 based on the per share closing price of the Company's common stock of $50.57 for December 31, 2004.

 (7) Dollar value of restricted stock units granted during 2004, 2003, and 2002 under the terms of the Executive Restricted Stock Plan, based on the closing price of the Company's common stock as of the date of grant. Such restricted stock units vest ratably over four years and no dividends are paid on such units until vested.

     At year-end 2004, the aggregate number of restricted stock units and value, based on the closing price of the Company's common stock as of December 31, 2004, was: Mr. Raymond Plank -- 35,846 units and $1,812,732; Mr.
     Farris -- 35,846 units and $1,812,732; Mr. Roger Plank -- 17,235 units and $871,574; Mr. Crum -- 12,755 units and $645,020; and Mr. Eichler -- 11,105 units and $561,580.

 (8) For Mr. Crum, includes foreign assignment housing allowance of $59,598 and $51,599 for 2004 and 2003, respectively. For Mr. Eichler, includes foreign assignment housing allowance of $46,117, $47,503, and $40,297 for 2004, 2003, and 2002, respectively.

 (9) For 2004 and 2003, respectively, includes foreign service premium of $46,933 and $30,000, and foreign service cost of living allowance of $59,512 and $29,568. For 2003, includes relocation allowance of $25,000.

(10) Includes $50 cash award paid to each of the Company's employees in connection with the Company's 50th anniversary.

(11) Dollar value of shares distributed during 2004 under the terms of the 2000 Share Appreciation Plan, based on the closing price of the Company's common stock as of the vesting date. See the footnotes to the Long-Term Incentive Plan Awards table for the material terms of the awards.

(12) For 2004, 2003, and 2002, respectively, includes foreign service premium of $43,666, $40,781, and $36,094, location premium of $58,221, $54,375, and
     $48,125, and home leave and travel allowance of $35,088, $52,202, and $18,345. For 2003 and 2002, respectively, includes foreign service cost of living allowance of $5,994 and $5,182.

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

The table below provides supplemental information relating to the value realized upon the exercise of stock options during the last fiscal year by the executive officers named in the Summary Compensation Table above and the number and intrinsic value of stock options held at year end. Year-end values are based arbitrarily on the closing price of the Company's common stock for December 31, 2004, do not reflect the actual amounts, if any, which may be realized upon the future exercise of remaining stock options, and should not be considered indicative of future stock performance. (All share numbers in the table and footnotes have been adjusted for the stock dividends and stock split.)

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                                       VALUE OF
                                                                                                      UNEXERCISED
                        SHARES                               NUMBER OF SECURITIES UNDERLYING         IN-THE-MONEY
                      ACQUIRED ON         VALUE                UNEXERCISED OPTIONS/SARS AT           OPTIONS/SARS
                       EXERCISE          REALIZED                     FY-END(#)(3)                AT FY-END($)(3)(4)
        NAME            (#)(1)            ($)(2)         EXERCISABLE          UNEXERCISABLE        EXERCISABLE
 Raymond Plank            103,488         2,842,960           440,284                  0              14,040,344
 G. Steven Farris          76,838         1,905,169           395,550                  0              12,483,429
 Roger B. Plank            34,200         1,110,330           297,166                  0               9,804,067
 John A. Crum                   0                 0           112,610                  0               3,208,557
 Rodney J. Eichler              0                 0           114,686                  0               3,800,802

        NAME           UNEXERCISABLE
 Raymond Plank                  0
 G. Steven Farris               0
 Roger B. Plank                 0
 John A. Crum                   0
 Rodney J. Eichler              0

(1) Number of shares with respect to which stock options were exercised during 2004.

(2) Fair market value on date of exercise minus the exercise price of stock options.

(3) There were no SARs settled or outstanding at any time during the last fiscal year for any of the named executive officers.

(4) Based on the closing price of $50.57 per share of the Company's common stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for December 31, 2004, minus the exercise price of the stock options.

                     LONG-TERM INCENTIVE PLAN AWARDS TABLE

The table below provides supplemental information regarding each award made during the last fiscal year to the executive officers named in the Summary Compensation Table under any long-term incentive plan ("LTIP"). (All share numbers in the table and footnotes have been adjusted for the stock dividends and stock split.)

                           LONG-TERM INCENTIVE PLANS
                           AWARDS IN LAST FISCAL YEAR

--------------------------------------------------------------------------
                              NUMBER OF SHARES,    PERFORMANCES OR OTHER
                               UNITS OR OTHER           PERIOD UNTIL
NAME                            RIGHTS (#)(1)       MATURATION OR PAYOUT
--------------------------------------------------------------------------
 Raymond Plank                    17,324(2)                 (4)
                                  43,312(3)
--------------------------------------------------------------------------
 G. Steven Farris                 15,014(2)                 (4)
                                  37,536(3)
--------------------------------------------------------------------------
 Roger B. Plank                    7,738(2)                 (4)
                                  19,344(3)
--------------------------------------------------------------------------
 John A. Crum                      6,352(2)                 (4)
                                  15,880(3)
--------------------------------------------------------------------------
 Rodney J. Eichler                 5,424(2)                 (4)
                                  13,568(3)
--------------------------------------------------------------------------

(1) In October 2000, the Company established the 2000 Share Appreciation Plan, under which essentially all regular, full-time employees in the United States, Canada, and Australia, including each of the executives named in the Summary Compensation Table were granted the right to receive shares of the Company's common stock upon the attainment of certain share price goals. The 2000 Share Appreciation Plan is intended to provide specific individual incentives toward achieving (i) significant price appreciation for the Company's common stock based on attainment of per share price goals of $100, $120 and $180 (after adjustment for the Company's stock dividends and stock split, the price goals became $43.29, $51.95, and $77.92, respectively) prior to January 1, 2005, and (ii) a separate goal, not tied to share price, of doubling production per share from the 2000 level during any quarter ended prior to January 1, 2005. The first ($43.29) and the second ($51.95) price goals were attained on April 28, 2004 and October 26, 2004, respectively. The third ($77.92) price goal and the separate production goal were not attained prior to January 1, 2005, and the conditional grants relating to those goals expired on December 31, 2004. Pursuant to the terms of the plan, no right to receive shares existed until the attainment of the applicable price goal.

(2) Conditional grant relating to attainment of the $43.29 price goal covering the indicated number of shares of the Company's common stock.

(3) Conditional grant relating to attainment of the $51.95 price goal covering the indicated number of shares of the Company's common stock.

(4) Benefits are payable in three equal installments over a two-year period, with the first installment payable no later than 30 days after attainment of the price goal. The first installment for the $43.29 price goal was paid on May 19, 2004, and the first installment on the $51.95 price goal was paid on November 9, 2004. The remaining installments will be payable no later than 30 days after the first and second anniversaries of attainment of the applicable price goal. Payment of benefits will be subject to the condition that the grant recipient remain continuously employed from the date of the conditional grant through the dates of vesting, which occur upon attainment of the relevant price goal and the subsequent installment dates, as described above.

             THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

This report is issued by the Management Development and Compensation Committee of the board of directors to set out the executive compensation policies and programs of the Company. The objective of the Company's executive compensation program is to attract and retain executives capable of leading the Company in a complex, competitive, and changing industry. A capable, highly-motivated senior management is an integral part of the Company's continued success. The Company's financial performance is in large part due to the talent and efforts of the Company's executive officers. The program ties a significant portion of executive compensation to the Company's success and is primarily comprised of a base salary, an incentive bonus, and a long-term incentive component.

BASE SALARY

The Committee believes that the most effective way to compete in the executive labor market is to offer executives a competitive base salary. To achieve this balance, the Committee analyzes each executive's compensation using a four-step process. First, the key executive positions within the Company are defined in terms of scope and responsibility, job complexity, knowledge and experience required, and other relevant factors. Second, the positions are ranked internally on the basis of these definitions to establish a logical relationship among them. Third, the Committee identifies the Company's direct competitors which it believes share comparable operations, employee composition, and capitalization, and obtains comparative compensation data about the identified companies from independent compensation resources. Finally, easily-compared positions are priced in terms of salary ranges by reviewing the comparative industry data and other surveys to establish relative salary ranges for all key executive positions in the Company. Base salaries are targeted to fall at or above the median of executive salaries paid by comparable companies, and for 2004 they generally correspond to that practice. The Committee reviews the salary of each of the Company's 21 executive officers, taking into account the individual's contribution to the Company's success, how well the individual's responsibilities are fulfilled, the individual's specific performance, growth in qualifications for the individual's job, and other relevant aspects of performance.

Base salaries of all executives are generally reviewed every 12 to 24 months. Salary adjustments are made within updated, market-confirmed salary ranges according to the Committee's assessment of the executive's individual performance and the performance of the Company as a whole. However, changes in the circumstances of a particular executive can prompt an interim compensation adjustment. The Committee retained the services of an outside compensation consultant, who was proposed by management and approved by the Committee, to review the base salaries of the Company's executives and confirm that the salaries are competitive with those of comparable companies. The review included comparative data from part, but not all, of the companies comprising the U.S. Exploration and Production Index (formerly the Secondary Oils Index) reflected in the stock performance chart set forth below. The exclusion from the review of some of the companies in the Index was due to their integrated operations or operations in diversified industries.

Based on the factors discussed above, plus additional compensation data available to the Company from other sources, 18 of the Company's officers received increases in compensation during 2004 to reflect market changes and increased responsibilities, including three of the executives named in the Summary Compensation Table.

INCENTIVE BONUS

Executives, other than the Company's chairman of the board and the Company's chief executive officer (separate plan described below), are eligible to receive a cash incentive bonus tied directly to the Company's achievement of specified financial, operational, and strategic objectives and the executive's personal achievements. In the early months of the year, the Committee establishes a listing of corporate objectives based on those submitted by senior management. The objectives are approved by the Committee and, in 2004, 75 percent of each executive's bonus depended upon the Company's achievement of these specified objectives. The remaining 25 percent of the executive's eligible bonus depended upon personal achievements related to financial strategies, operational improvements, program or project enhancements, or other objectively determinable criteria. This incentive compensation plan effectively correlates a large portion of executive compensation to predetermined corporate objectives and other objectively determinable goals, all designed to translate into value for the Company's stockholders. Committee policy provides for bonuses to be targeted at 50 percent of each executive's base salary and to exceed 50 percent if the Company's performance warrants.

Executive bonuses for 2004 were based on management's achievement during the year of specific corporate objectives established by the Committee based on accepted measures of performance in the oil and gas industry including (a) increases in cash flow and earnings, (b) growth in reserves and production while maintaining an acceptable ratio of debt to capitalization, and (c) control of costs throughout the Company. Additionally, the Committee approved 13 operational, financial and administrative strategic objectives considered important to the Company's long-term success and to maximizing stockholder value. The Company has elected not to detail the individual items within the specified strategic corporate objectives as disclosure of such information could provide a competitive advantage to one or more of the Company's peers; however, the objectives were annualized for incentive purposes and were broad enough to have potential impact beyond 2004. As a result of the Company's outstanding overall performance in 2004, as well as substantial achievement of a majority of the objectives approved for 2004, the Committee recommended and the full board of directors unanimously approved an incentive bonus payment in excess of the targets set for executive officers participating in the corporate plan.

The chairman and the chief executive officer are each eligible to receive a cash incentive bonus under a separate incentive compensation plan, which functions and is administered in the same way as the plan described above, except that their performance goals are tied directly to the Company's annual financial and operational results, including the performance of the Company's common stock, all as compared to the results of a group of its peer companies. The goals include earnings, production, cash flow, reserves and ratio of debt to capitalization. The Committee determined to pay the chairman and the president bonuses of 133 percent of their base salaries in recognition of their leadership and for the Company's outstanding performance during 2004.

In addition to the Company's incentive compensation plans, the Committee may elect to award a special achievement bonus to an executive officer who has rendered services during the year that substantially exceed those normally required. Special achievement bonuses (a) reflect the Committee's decision to reward any executive whose extraordinary effort has substantially benefited the Company and its stockholders during the year, (b) are awarded only in exceptional circumstances, and (c) are in amounts relative to the benefit provided to the Company. No special achievement bonuses were paid during 2004 to any of the Company's executive officers, including the executive officers named in the Summary Compensation Table.

LONG-TERM INCENTIVES

Long-term incentives in forms relating to the Company's common stock serve to align the interests of executive officers with the Company's stockholders by tying a significant portion of each executive's total long-term compensation to the continued growth of the Company and appreciation of its common stock. No stock options were granted to any of the executives named in the Summary Compensation Table during 2004. In lieu of stock options, the Company's executive officers received grants of restricted stock units under the Company's Executive Restricted Stock Plan. Grants of restricted stock units covering an aggregate of 75,600 shares of the Company's common stock were made in 2004 to the Company's executive officers as a group, including grants of restricted stock units covering 32,700 shares made to the Company's officers named in the Summary Compensation Table presented above. Grants of restricted stock units to executives are proportionate to each officer's base salary. In 2004, individual grants of restricted stock units were based on 50 percent of base salary and vest ratably over four years.

In October 2000, the Company established the 2000 Share Appreciation Plan, under which essentially all regular, full-time employees in the United States, Canada, and Australia, including each of the executives named in the Summary Compensation Table, were granted the right to receive shares of the Company's common stock upon the attainment of certain share price goals. The 2000 Share Appreciation Plan is intended to provide specific individual incentives toward achieving (i) significant price appreciation for the Company's common stock based on attainment of per share price goals of $100, $120 and $180 (after adjustment for the Company's stock dividends and stock split, the price goals are $43.29, $51.95, and $77.92, respectively) prior to January 1, 2005, and (ii) a separate goal, not tied to share price, of doubling production per share from the 2000 level during any quarter ended prior to January 1, 2005. The first ($43.29) and the second ($51.95) price goals were attained on April 28, 2004 and October 26, 2004, respectively. The conditional grants relating to the first and second price goals made to the Company's executive officers as a group cover an aggregate of 413,162 shares of the Company's common stock, including grants covering 181,492 shares made to the Company's officers named in the Summary Compensation Table presented above. Benefits are payable in three installments over a two-year period following attainment. The third ($77.92) price goal and the separate production goal were not attained prior to January 1, 2005, and the conditional grants relating to those goals expired on December 31, 2004. Pursuant to the terms of the plan, no right to receive shares existed until the attainment of the applicable price goal.

In recognition of his past contributions and expected future contributions to the Company, Mr. Farris, the Company's chief executive officer, was granted a conditional stock award in December 1998, for a total of 100,000 shares of the Company's common stock (230,992 shares after adjustment for the stock dividends and stock split). The award is composed of five periodic installments, commencing on January 1, 1999 and on January 1st of each of the next four years (2000 through 2003). Each installment vests on the fifth anniversary following the applicable commencement date (subject to acceleration under specific circumstances), and is payable 40 percent in cash and 60 percent in the form of stock. On January 1, 2004, the first periodic installment of 15,398 shares vested, of which 60 percent was paid in stock and 40 percent was paid in cash (after deduction of required tax withholding on the full amount of the vested installment). To receive each subsequent installment, Mr. Farris must be employed by the Company on the applicable commencement and vesting dates (see footnote 6 to the Summary Compensation Table presented above). In the event Mr. Farris elects to terminate his employment with the Company or his employment is terminated for cause, any unvested installments will be forfeited.

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

Raymond Plank, the chairman of the Company's board of directors, was chief executive officer from 1966 until May 2002. His activities include direction of Apache's intensive, on-going programs to monitor, analyze and respond creatively to the changes and new requirements in the oil and gas industry, and leadership in maintenance of sound business relationships with the management of many of the nation's large oil and gas companies. These relationships are important to Apache's strategic alliances and to its acquisition approach, which emphasizes privately negotiated transactions that develop and achieve mutual business benefits. Mr. Plank actively participates in developing the Company's strategies, and has been jointly responsible for the Company's ongoing interest and successful exploration efforts in international areas such as Egypt, Australia, and China.

G. Steven Farris, the Company's president, chief executive officer and chief operating officer, assumed the responsibilities of chief executive officer in May 2002. His activities include leadership in developing the Company's strategies, implementing the Company's capital expenditure programs, and maintenance of sound business relationships with the management of many of the nation's large oil and gas companies and with the investment community. Mr. Farris has been jointly responsible for the Company's developing interest and successful exploration efforts going forward in international areas such as Egypt, Australia, China, and the North Sea. As chief executive officer, he oversees all of the Company's major business and staff units and guides and develops Apache's senior management. Reporting directly to Mr. Farris are each of the executive vice presidents, corporate and regional vice presidents, including the chief financial officer and the general counsel.

Base salary, incentive bonus, and long-term incentives for each of Mr. Plank and Mr. Farris are determined in the manner previously described and are reflected in the Summary Compensation Table above. Mr. Plank's last base salary adjustment was effective February 16, 2003, and Mr. Farris' last base salary adjustment was effective February 16, 2003. Bonuses paid to Mr. Plank and Mr. Farris were based on the Company's 2004 performance, as discussed above. Mr. Plank's and Mr. Farris' employment agreements are discussed under "Employment Contracts and Termination of Employment and Change-in-Control Arrangements."

Base salaries during 2004 for Mr. Plank and Mr. Farris were within the Committee's percentile targets and took into account the following: their active roles in the Company's management and leadership of successful acquisitions; the Company's financial performance during 2003; and the challenges and expectations for the Company in 2004. As noted above, the bonuses paid to Mr. Plank and Mr. Farris for 2004 performance represented 133 percent of their base salaries.

OMNIBUS BUDGET RECONCILIATION ACT OF 1993

The Omnibus Budget Reconciliation Act of 1993 ("OBRA") imposes a limit, with certain exceptions, on the amount that a publicly held corporation may deduct in any tax year commencing on or after January 1, 1994, for the compensation paid or accrued with respect to its chief executive officer and its four most highly compensated executive officers (other than the chief executive officer). In December 1995, the Internal Revenue Service issued final regulations implementing the legislation, with the regulations effective as of January 1, 1994. Certain performance-based compensation is specifically exempt from the limit if it meets the requirements contained in these final regulations. The Committee continues to review the Company's compensation plans based upon these regulations and, from time to time, determines what further actions or changes to the Company's compensation plans, if any, are appropriate.
Grants of stock options made under the Company's 1990 Stock Incentive Plan, 1995 Stock Option Plan and 1998 Stock Option Plan qualify as "performance-based" under the regulations. The Company's existing incentive compensation plans, special achievement bonuses, Executive Restricted Stock Plan, 2000 Stock Option Plan, and 2000 Share Appreciation Plan do not currently meet the requirements of the regulations, as the stockholder approvals necessary for exemption have not been sought. However, these plans operate similarly to prior plans and are designed to reward the contribution and performance of employees and to provide a meaningful incentive for achieving the Company's goals, which in turn enhances stockholder value. While the Committee cannot predict with certainty how the Company's compensation policies may be further impacted by OBRA, it is anticipated that executive compensation paid or accrued pursuant to the Company's compensation plans that do not meet the requirements of the regulations will not result in any material loss of tax deductions in the foreseeable future.

SUMMARY

According to information provided to the Committee by its independent compensation consultant, the amount of the Company's compensation paid to all of its executive officers during 2004 was competitive and at or above the median for comparable companies. As shown on the Performance Graph following this report, the cumulative total return on the Company's common stock has equaled or outperformed that of the Dow Jones U.S. Exploration and Production Index (formerly the Dow Jones Secondary Oils Stock Index) and the Standard & Poor's Composite 500 Stock Index over the last five years. In view of the Company's competitive performance, the Committee believes that its current executive compensation policy is successful in providing stockholders with talented, dedicated executives at competitive compensation levels.

March 7, 2005                           Management Development and Compensation
                                        Committee

                                        Frederick M. Bohen, Chairman
                                        A. D. Frazier, Jr.
                                        John A. Kocur
                                        George D. Lawrence

                               PERFORMANCE GRAPH

The following stock price performance graph is included in accordance with the SEC's executive compensation disclosure rules and is intended to allow stockholders to review the Company's executive compensation policies in light of corresponding stockholder returns, expressed in terms of the appreciation of the Company's common stock relative to two broad-based stock performance indices. The information is included for historical comparative purposes only and should not be considered indicative of future stock performance. The graph compares the yearly percentage change in the cumulative total stockholder return on the Company's common stock with the cumulative total return of the Standard & Poor's Composite 500 Stock Index and of the Dow Jones U.S. Exploration and Production Index (formerly Dow Jones Secondary Oils Stock Index) from December 31, 1999 through December 31, 2004.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                              (PERFORMANCE GRAPH)

------------------------------------------------------------------------------------------------
                                                          1999  2000   2001   2002   2003   2004
------------------------------------------------------------------------------------------------
 Apache Corporation                                       100   190    150    173    260    326
------------------------------------------------------------------------------------------------
 S&P's Composite 500 Stock Index                          100    91     80     62     80     89
------------------------------------------------------------------------------------------------
 DJ US Exploration & Production Index                     100   160    147    150    196    279
------------------------------------------------------------------------------------------------

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

Mr. Raymond Plank serves the Company under an employment agreement entered into in December 1975, amended and restated in December 1990 and amended in April 1996. The agreement has an undefined term and is terminable at will by the Company's board of directors. Mr. Plank's annual compensation under the agreement is determined by the board of directors, but may not be less than $450,000. If his service as a director and an officer is terminated by the board of directors, Mr. Plank will serve as advisor and consultant to the Company for the remainder of his life at annual compensation equal to 50 percent of his then-current annual compensation and will receive health, dental and vision benefits for himself, his spouse and his eligible dependents during the remainder of his life. Pursuant to the agreement and in exchange for surrendering life insurance coverage, an annuity was purchased for Mr. Plank that pays $31,500 annually until 2008. Mr. Plank has agreed not to render service to any of the Company's competitors for the entire period covered by the agreement. Upon Mr. Plank's death, a total of $750,000 shall be paid (a) to his designee in equal monthly installments over ten years, or (b) if he has made no designation, in a lump sum to his estate.

Mr. Farris serves the Company pursuant to an employment agreement, dated June 6, 1988, under which he received an annual salary of $900,000 during 2004. The agreement has an undefined term and may be terminated by either the Company or Mr. Farris on 30 days advance written notice. If Mr. Farris' employment is terminated without cause, or if he terminates his employment within 30 days of a reduction in his salary without a proportionate reduction in the salaries of all other Company executives, Mr. Farris will receive, for 36 months thereafter, (a) an amount equal to his base salary as it existed 60 days prior to termination and (b) 50 percent of the maximum amount for which he qualified under the Company's incentive compensation plan, calculated on his base compensation as it existed 60 days prior to termination. In the event of Mr. Farris' death during the 36-month period, the amounts described above shall be paid to his heirs or estate. Mr. Farris has agreed not to render service to any of the Company's competitors for the term of his employment or, unless he is terminated without cause, for 36 months thereafter.

On December 17, 1998, Mr. Farris was granted a conditional stock award, the basic provisions of which are discussed above in the footnotes to the Summary Compensation Table and under the caption "Long-Term Incentives" in the report on executive compensation. Under the terms of the agreement for this award, the vesting of one or more of the four remaining periodic installments is subject to acceleration under specific circumstances. Those circumstances generally relate to (a) termination of Mr. Farris' employment other than for cause, (b) his death or total disability, (c) an individual other than Mr. Raymond Plank or Mr. Farris becoming the Company's chief executive officer, and (d) merger, acquisition or other "change-in-control" of the Company.

In addition to the foregoing, the Company has established an income continuance plan. The plan provides that all officers of the Company, including the officers named in the Summary Compensation Table, and all employees who have either reached the age of 40, served the Company for more than ten years, or have been designated for participation based upon special skills or experience, will receive monthly payments approximating their monthly income and continued medical and health benefits from the Company for up to two years, if their employment is terminated as a result of a "change in control" of the Company, as defined in the plan.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

Frederick M. Bohen, John A. Kocur, A. D. Frazier, Jr. and George D. Lawrence served on the management development and compensation committee of the Company's board of directors for all of 2004.

Mr. Kocur, a member of the committee since September 1991 and a director of the Company since 1977, retired as an executive officer in June 1991. Pursuant to the terms of an employment agreement in place at the time of his retirement, Mr. Kocur receives health, dental and vision benefits throughout his life.

Mr. Lawrence, a member of the committee since May 1997, is the former president and chief executive officer of The Phoenix Resource Companies, Inc. ("Phoenix"). Mr. Lawrence joined the Company's board of directors in May 1996, in conjunction with the Company's acquisition of Phoenix by a merger on May 20, 1996, through which Phoenix became a wholly-owned subsidiary of Apache. Pursuant to the terms of his employment agreement with Phoenix, Mr. Lawrence received medical and dental benefits through December 1997. Since that time, he has purchased medical and dental coverage through the Company.

                CERTAIN BUSINESS RELATIONSHIPS AND TRANSACTIONS

In the ordinary course of business, Cimarex Energy Co. ("Cimarex"), formerly Key Production Company, Inc., paid to Apache during 2004 approximately $5,942,000 for Cimarex's proportionate share of drilling and workover costs, mineral interests, and routine expenses relating to oil and gas wells in which Cimarex owns interests and of which Apache is the operator. Cimarex was paid approximately $4,923,000 directly by Apache or related entities for its proportionate share of revenues from wells in which Cimarex marketed its revenues with Apache as operator. Apache paid to Cimarex during 2004 approximately $4,506,000 for Apache's proportionate share of drilling and workover costs, mineral interests, and routine expenses relating to oil and gas wells in which Apache owns interests and of which Cimarex is the operator. Apache was paid approximately $3,071,000 directly by Cimarex for its proportionate share of revenues from wells in which Apache marketed its revenues with Cimarex as operator. F. H. Merelli, a member of Apache's board of directors, is chairman of the board, chief executive officer, and president of Cimarex.

During 2004, Apache and it subsidiaries made donations of $103,000, in cash, property, and services, to Ucross Foundation. In February 2004, Apache purchased Clear Creek Hunting Preserve, Inc. ("CCHP") from Ucross Foundation for a total purchase price of $77,000. During 2004, Apache also paid $22,000 to Ucross Foundation for food, lodging, and other expenses incurred in connection with executive retreats and board meetings held by Apache at Ucross Foundation facilities, and $34,000 to Ucross Foundation for the lease of land and other services utilized by CCHP. Ucross Foundation was founded in 1981 as a non-profit organization whose primary objectives include the restoration of the historic Clear Fork headquarters of the Pratt and Ferris Cattle Company of Wyoming, the promotion of the preservation of other historical sites in the area, and the maintenance of an artists-in-residence program for writers and other artists. To help ensure that the accomplishments of Ucross Foundation are reasonably secure, Apache's board of directors has approved a conditional charitable contribution of $10,000,000 to be made to Ucross Foundation upon a change of control of the Company, as defined in the Company's income continuance plan. Raymond Plank, chairman of Apache's board of directors, is chairman of the board of trustees of Ucross Foundation, and G. Steven Farris, a director and officer of

Apache, George D. Lawrence, a director of Apache, and Roger B. Plank, an officer of Apache, are trustees of Ucross Foundation.

During 2004, Apache and it subsidiaries made donations of $5,033,000, in cash, property, and services to The Fund for Teachers: A Foundation to Recognize, Stimulate and Enhance, which is a Texas non-profit corporation. In addition, during 2004, Apache made a pledge to The Fund for Teachers for $5,000,000 in cash, property and services that will be paid in 2005. The Fund for Teachers seeks to provide resources directly to teachers to support learning experiences of their own design to increase their effectiveness with students, and is currently focused on funding summer sabbaticals for selected applicants. The Company's board of directors also authorized additional donations to The Fund for Teachers of up to $5,000,000 in cash, property, and services for 2005 that may be funded through the end of 2006. If a change of control of the Company occurs, as defined in the Company's income continuance plan, any and all of the donations that have not yet been made to The Fund for Teachers will become immediately due and payable to The Fund for Teachers. Raymond Plank, chairman of Apache's board of directors, is chairman of the board and president of The Fund for Teachers.

                                  APPROVAL OF
                           THE 2005 STOCK OPTION PLAN
                           (ITEM NO. 2 ON PROXY CARD)

The board of directors recommends that the stockholders of the Company vote FOR the proposal to approve the 2005 Stock Option Plan (the "2005 Option Plan"). The affirmative vote of the holders of a majority of the shares of the Company's common stock voted, in person or by proxy, and entitled to vote at the annual meeting is required to approve the 2005 Option Plan.

The 2005 Option Plan was adopted by the board of directors on February 3, 2005, subject to approval by stockholders at the next annual meeting as required by the listing standards of the NYSE and the NASDAQ.

The 2005 Option Plan provides for the grant of stock options to eligible employees of the Company. The material features of the 2005 Option Plan are described below; however, such description is entirely subject to the detailed provisions of the 2005 Option Plan included herein as Appendix B.

As of February 10, 2005, the Company's ability to issue option grants under its existing stock option plans terminated. At the time of termination, approximately 2,538,000 shares of the Company's common stock that were previously authorized for new grants became unavailable for such purpose. The only provisions of these plans that are still effective are those governing grants previously made under the applicable plan.

PURPOSES OF THE 2005 OPTION PLAN

The board of directors believes that the Company's long-term success is dependent upon the ability of the Company to attract and retain outstanding individuals and to motivate them to exert their best efforts on behalf of the Company's interests, and that stock option plans constitute an important part of the Company's compensation structure.

The 2005 Option Plan provides eligible employees selected by the stock option plan committee (the "Committee") for participation in the 2005 Option Plan with added incentives to continue in the long-term service of the Company. It creates in the employees a more direct interest in the future success of the operations of the Company by relating incentive compensation to the Company's long-term performance and stockholder value, as reflected in the value of the Company's common stock. The 2005 Option Plan is also designed to retain and motivate participating employees by providing an opportunity for investment in the Company.

Substantially all of the Company's employees are eligible for consideration by the Committee for grants under the 2005 Option Plan. Mr. Plank and Mr. Farris, both of whom serve as officers and directors of the Company, as well as each of the Company's other executive officers named in the Summary Compensation Table presented above, are eligible to receive future grants under the proposed 2005 Option Plan. While the Company's officers were eligible for grants under the Company's prior stock option plans, for the last three fiscal years
(2002 - 2004), the Company's officers have received grants of restricted stock in lieu of stock options. The type of equity compensation granted to the Company's officers is subject to the discretion and approval of the Committee.

ADMINISTRATION

The 2005 Option Plan is administered by the Committee, which is composed of outside, non-employee directors. The Committee selects the participants who will receive grants pursuant to the 2005 Option Plan, is authorized to adopt rules, guidelines and practices governing the 2005 Option Plan, and is authorized to interpret the provisions of the 2005 Option Plan and any related agreements. The decisions of the Committee are final.

The 2005 Option Plan empowers the Committee, from time to time during the plan's existence, to grant stock options to eligible employees of the Company and its subsidiaries. The 2005 Option Plan also allows creation of sub-plans for employees outside the U.S. to ensure compliance with local law and those employees are provided with substantially the same benefits as grants made under the 2005 Option Plan. The text of a sub-plan for the Company's U.K. employees is included as part of Appendix B. The 2005 Option Plan authorizes the issuance of up to 5,000,000 shares of the Company's common stock. The maximum number of shares available for issuance under the 2005 Option Plan is subject to appropriate adjustment in the event of a reorganization, stock split, stock dividend, combination of shares, merger, consolidation, or other recapitalization of the Company. Except for such adjustments, the Committee may not adjust the option price of any outstanding option.

ELEMENTS OF THE 2005 OPTION PLAN

The 2005 Option Plan provides for grants of stock options which allow the participant the right to purchase a specified number of shares of the Company's common stock at some time in the future at a price of not less than the fair market value of the stock on the date the option is granted. The terms and conditions of grants under the 2005 Option Plan, including number of options granted, number of shares subject to each option, expiration and exercise price, are determined by the Committee at the time of grant. The 2005 Option Plan, however, establishes that no eligible employee may be granted options which in the aggregate pertain to in excess of 25 percent of the shares of the Company's common stock authorized for issuance under the 2005 Option Plan. Except as described below in connection with a change in control of the Company, each option granted under the 2005 Option Plan becomes exercisable in 25-percent increments on each of the next four anniversaries of the date the option is granted. Each 25-percent increment becomes exercisable only if the participant has been continuously employed by the Company from the date the option is granted through the date on which each additional 25-percent increment becomes exercisable. Options are generally nontransferable and are designated as non-qualified stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"). Options may be exercisable for a maximum of ten years from the date of grant. The exercise price is payable in either cash, by delivery of already-owned shares of the Company's common stock with a fair market value equal to the exercise price, or a combination thereof.

A change in control occurs when a person, partnership, or corporation acting in concert, or any or all of them, acquires more than 20 percent of the Company's outstanding voting securities. A change in control does not occur if, prior to the acquisition of more than 20 percent of the Company's voting securities, the Company's board of directors, by majority vote, designates the person, partnership, or corporation as an approved acquirer and resolves that a change in control will not have occurred.

If there is a change in control, the Committee may accelerate the exercise date of any outstanding options; make any outstanding options fully vested and exercisable; grant a cash bonus award to any participant in an amount necessary to pay the exercise price of all or any portion of the options then held by the participant; pay cash to any or all participants (in exchange for the cancellation of their outstanding options) in an amount equal to the difference between the exercise price of the options and the greater of the tender offer price for the underlying stock or the fair market value of the stock on the date of the cancellations; or make any other adjustments or amendments to the outstanding options. The change in control provisions may in certain circumstances discourage a takeover of the Company or make it more difficult, and may have a similar effect on removal of incumbent management. The change in control provisions are not the result of management's knowledge of any specific efforts to accumulate shares of the Company's common stock or to obtain control of the Company by means of a merger, tender offer, solicitation of proxies or consents or otherwise, nor are they part of a plan to implement a series of anti-takeover measures.

AMENDMENT, MODIFICATION AND TERMINATION OF THE 2005 OPTION PLAN

The board of directors may at any time terminate, and may from time to time amend or modify the 2005 Option Plan. No amendment or modification may become effective without approval by the stockholders, if stockholder approval is required by statutes or regulations, or if the Company, on advice of counsel, determines that stockholder approval is otherwise necessary or desirable. No amendment, modification or termination will in any manner adversely affect any outstanding option without the consent of the participant holding the option. Unless earlier terminated, options may be granted under the 2005 Option Plan until no further shares are authorized for option grants under the plan.

FEDERAL INCOME TAX CONSEQUENCES

The Company has been advised by its tax counsel that stock option grants made under the 2005 Option Plan will give rise to the following tax events for U.S. citizens and residents under U.S. federal income tax law.

All options granted under the 2005 Option Plan are non-qualified (non-statutory) options. The participants will not be subject to tax upon the grant of the option and the Company will not be entitled to a federal income tax deduction by reason of a grant. When a participant exercises an option granted under the 2005 Option Plan, the excess of the fair market value of the shares on the date of exercise over the option exercise price will be treated as taxable compensation to the participant, and the total of such compensation will be subject to applicable tax withholding. The Company will be entitled to a federal income tax deduction equal to the amount of the participant's taxable compensation.

The 2005 Option Plan and the stock options granted thereunder are structured to qualify as "performance-based" pursuant to the regulations relating to Section 162(m) of the Internal Revenue Code as amended by the Omnibus Budget Reconciliation Act of 1993.

BENEFITS UNDER THE 2005 OPTION PLAN

The benefits to be received by participants under the terms of the 2005 Option Plan are not yet determinable. Such benefits are subject to the discretion and approval of the Committee as described above.

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

The affirmative vote of the holders of a majority of the shares of the Company's common stock voted, in person or by proxy, and entitled to vote at the 2005 annual meeting is required to approve the 2005 Option Plan. The 2005 Option Plan and any stock options granted thereunder are conditional upon and of no force or effect unless the 2005 Option Plan receives approval by the requisite vote of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE 2005 STOCK OPTION PLAN.

                                  APPROVAL OF
                        THE 2005 SHARE APPRECIATION PLAN
                           (ITEM NO. 3 ON PROXY CARD)

The board of directors recommends that the stockholders of the Company vote FOR the proposal to approve the 2005 Share Appreciation Plan (the "2005 Appreciation Plan"). The affirmative vote of the holders of a majority of the shares of the Company's common stock present, in person or represented by proxy, and entitled to vote at the annual meeting is required to approve the 2005 Appreciation Plan.

The board of directors believes that the Company should focus the energies of its employees on achieving significant share price appreciation by providing for a meaningful compensation program tied to future stock performance. In 1996 and again in 2000, the Company established share appreciation plans to accomplish this goal. While the share price goals of the 1996 plan were not reached during the plan's term, the first two (of a total of three) goals of the 2000 plan were achieved, which represented a doubling of the Company's share price from the inception date of the 2000 plan to the achievement of the second share price goal. After consideration of a number of alternatives, the board of directors adopted the 2005 Appreciation Plan on February 3, 2005, subject to approval by stockholders at the next annual meeting, and authorized the issuance of up to 3,500,000 shares of the Company's common stock pursuant thereto, subject to adjustment by the stock option plan committee of the board of directors (the "Committee"). The primary purpose of the 2005 Appreciation Plan is the same as for the prior plans, to provide employees specific individual incentives to work toward attainment of significant increases in stockholder value, with a specific goal of a $108 per share price for Apache common stock prior to January 1, 2009, with an intermediate goal of $81 per share prior to January 1, 2008. The achievement of the $108 price goal would represent approximately $18 billion of market value for the currently outstanding shares of the Company's common stock. If either price goal is attained before the applicable expiration date, the deferred payment of benefits under the 2005 Appreciation Plan would also add to existing incentives established by the Company's other benefit plans for the eligible employees to continue in the long-term service of the Company.

The material features of the 2005 Appreciation Plan are summarized below. However, such description is entirely subject to the detailed provisions of the 2005 Appreciation Plan included herein as Appendix C.

ADMINISTRATION AND ELIGIBILITY

The 2005 Appreciation Plan will be administered by the Committee, which is composed of outside, non-employee directors. The Committee selects the employees who will receive Conditional Grants, specifies the amounts thereof, and is authorized to adopt rules, guidelines and practices governing the 2005 Appreciation Plan and to interpret the provisions of the 2005 Appreciation Plan and any related agreements. Substantially all current, full-time employees and certain part-time employees of the Company and its subsidiaries are eligible to participate in the 2005 Appreciation Plan. The decisions of the Committee are final.

ELEMENTS OF THE 2005 APPRECIATION PLAN

The 2005 Appreciation Plan provides that recipients of Conditional Grants will be entitled to receive specified numbers of shares of Apache common stock (payable in stock and cash, as described below) if the Company's common stock closes for any ten of 30 consecutive trading days at or above the prices of $81 per share, prior to January 1, 2008, and $108 per share, prior to January 1, 2009. Each of the $81- and $108-per-share trading conditions is herein called a "Price Threshold".

The number of shares subject to each outstanding Conditional Grant will be determined at the date of grant by the Committee based upon a recipient's annual base salary, as limited by the terms of the 2005 Appreciation Plan. The employees eligible to receive grants are divided into three categories for determining the number of shares the Conditional Grants will entitle the recipient to receive upon the attainment of a Price Threshold. For the $81 Price Threshold, the number of shares will be determined by multiplying a recipient's annual base salary by a factor determined by the category to which the employee was assigned, and dividing the product by $81. The factor for the first category of employees (which includes all executive officers) will be one times the recipient's base salary, for the second category of employees, one-half times the recipient's base salary, and for the third category of employees, one-fourth times the recipient's base salary. For the $108 Price Threshold, the number of shares will be determined by multiplying a recipient's annual base salary by a higher factor, and dividing the product by $108. The factor for the first category of employees will be two times the recipient's base salary, for the second category, one times the recipient's base salary, and for the third category, one-half times the recipient's base salary. The Committee, in its discretion, is authorized to reduce future Conditional Grants (to new employees, for example) to pro rate benefits as it deems appropriate. Under no circumstances may the executive officers of the Company, as a group, be entitled to receive more than 49 percent of the shares of common stock issuable under the 2005 Appreciation Plan, and the Committee may make appropriate adjustments to the executive officers' Conditional Grants to keep the 2005 Appreciation Plan under this limit.

If a Price Threshold is reached by the applicable date, the shares issuable to a recipient with respect to such Price Threshold will be paid out in four equal installments, with the first installment payable no later than 30 days after the achievement of the Price Threshold. The remaining installments will be paid no later than 30 days after the first, second, and third anniversaries of the attainment of the Price Threshold. Participants in the 2005 Appreciation Plan may generally hold only one Conditional Grant at any time. The Committee, in its sole discretion and on an exceptional basis, may award an additional Conditional Grant to an employee who receives a significant salary increase and/or promotion within the Company during the term of the 2005 Appreciation Plan. Issuance and/or payment of the shares and cash will be subject to the condition that the recipient has remained continuously employed full-time with the Company from the date of the Conditional Grant through the dates of vesting, which occur upon attainment of the relevant Price Threshold, and the dates upon which installment payments are due, as set out above, with exceptions for those employees retiring after age 65 or who suffer death or disability. If Conditional Grants are made to foreign citizens or residents, certain additional conditions may be imposed.

In the event of the retirement after age 65, death, or disability, of a Conditional Grant recipient following the attainment of a Price Threshold, all benefits will vest immediately and the payment of all such vested amount will be accelerated so that the entire payment amount will be paid as soon as possible, but in no event later than March 15 of the year following the year of the employee's retirement, death, or determination of disability. If a Conditional Grant recipient ceases to be in the continuous employment of the Company for any other reason (including discharge with or without cause), all of such recipient's rights to receive future benefits from a Conditional Grant that have not vested shall be forfeited. If employment is terminated for any reason (including discharge, retirement, death, or disability) prior to attainment of a Price Threshold, no benefits will thereafter be payable pursuant to that recipient's Conditional Grant. Conditional Grants are generally nontransferable. Awards under the 2005 Appreciation Plan will be paid in a combination of common stock and cash, with the cash portion equaling, and being used to pay, the withholding taxes payable with respect to the award. The calculation of withholding taxes will be based upon the market value of the stock on the date of vesting, and therefore, the value of shares on the dates of their respective issuances may, as a result of market price fluctuations, be greater or less than $81 or $108, respectively.

If neither Price Threshold is attained prior to the applicable date, the Conditional Grants with respect to the applicable Price Threshold will lapse without any benefit having been issued and/or paid to the holders thereof with respect to such Price Threshold.

The Committee may, in its sole discretion, adjust the Price Thresholds and the shares authorized for issuance pursuant to the 2005 Appreciation Plan to take into account any capital restructuring of the Company. In the event of a reorganization, liquidation, or a change in control of the Company, the Committee may, in its sole discretion, accelerate the vesting and payment of any Conditional Grant benefits if the relevant Price Threshold has first been attained. A change in control occurs when a person or group acquires more than 20 percent of the Company's outstanding voting securities without first having been approved by the Company's board of directors. The change in control provisions may in certain circumstances discourage a takeover of the Company or make it more difficult or expensive, and may have a similar effect on removal of incumbent management. The change in control provisions are not the result of management's knowledge of any specific efforts to accumulate shares of the Company's common stock or to obtain control of the Company by means of a merger, tender offer, solicitation of proxies, or consents or otherwise, nor are they part of a plan to implement a series of anti-takeover measures.

AMENDMENT, MODIFICATION AND TERMINATION OF THE 2005 APPRECIATION PLAN

The board of directors may at any time terminate, and may from time to time amend or modify the 2005 Appreciation Plan. No amendment or modification may become effective without approval by the stockholders, if stockholder approval is required by statues or regulations, or if the Company, on advice of counsel, determines that stockholder approval is otherwise necessary or desirable. No amendment, modification or termination will in any manner adversely affect any outstanding Conditional Grant without the consent of the recipient holding the Conditional Grant.

FEDERAL INCOME TAX CONSEQUENCES

The Company has been advised that participants in the 2005 Appreciation Plan will not be subject to tax upon receipt of a Conditional Grant, and the Company will not be entitled to a federal income tax deduction by reason of a Conditional Grant. When stock and/or cash is issued or paid to a recipient pursuant to a Conditional Grant, the market value of the shares and the amount of cash received will be treated as taxable compensation to the recipient, and the total of such compensation will be subject to applicable tax withholding. The Company will be entitled to a federal income tax deduction equal to the amount of the recipients taxable compensation.

The 2005 Appreciation Plan and the Conditional Grants to be made thereunder have been structured to qualify as "performance-based" pursuant to the regulations relating to Section 162(m) of the Internal Revenue Code as amended by the Omnibus Budget Reconciliation Act of 1993.

BENEFITS UNDER THE 2005 APPRECIATION PLAN

The benefits to be received by participants under the terms of the 2005 Appreciation Plan are not yet determinable. Such benefits are subject to the discretion and approval of the Committee as described above.

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

The affirmative vote of the holders of a majority of the shares of the Company's common stock voted, in person or by proxy, and entitled to vote at the 2005 annual meeting is required to approve the 2005 Appreciation Plan. The 2005 Appreciation Plan and any Conditional Grants made thereunder are conditional upon and of no force or effect unless the 2005 Appreciation Plan receives approval by the requisite vote of stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO APPROVE THE 2005 SHARE APPRECIATION PLAN.

                     CONSIDERATION OF STOCKHOLDER PROPOSALS

Proponents of the following stockholder proposals have stated that they intend to present such proposals at the annual meeting. If one of the stockholder proponents, or a qualified representative, is present and submits his or her proposal for a vote, then the proposal will be voted on at the annual meeting. In accordance with federal securities regulations, we have included the stockholder proposals and supporting statements exactly as submitted by the proponents. The Company is not responsible for the content of the stockholder proposals or supporting statements. The board of directors has recommended a vote against each of the proposals for the reasons set forth below. The address and number of shares of Apache common stock held by each of the proponents will be provided upon oral or written request to the Company's corporate secretary.

Proposal 1 -- Director Election Majority Vote Standard (Item No. 4 on Proxy
Card)

The following proposal has been sponsored by the United Brotherhood of Carpenters and Joiners of America.

               "DIRECTOR ELECTION MAJORITY VOTE STANDARD PROPOSAL

     "RESOLVED:   That the shareholders of Apache Corporation ("Company") hereby request that the Board of Directors initiate the appropriate process to amend the Company's governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders.

     "SUPPORTING STATEMENT:   Our Company is incorporated in Delaware. Among
     other issues, Delaware corporate law addresses the issue of the level of voting support necessary for a specific action, such as the election of corporate directors. Delaware law provides that a company's certificate of incorporation or bylaws may specify the number of votes that shall be necessary for the transaction of any business, including the election of directors. (DGCL, Title 8, Chapter 1, Subchapter VII, Section 216). Further, the law provides that if the level of voting support necessary for a specific action is not specified in the certificate of incorporation or bylaws of the corporation, directors "shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors."

     "Our Company presently uses the plurality vote standard for the election of directors. We feel that it is appropriate and timely for the Board to initiate a change in the Company's director election vote standard. Specifically, this shareholder proposal urges that the Board of Directors initiate a change to the director election vote standard to provide that in director elections a majority vote standard will be used in lieu of the Company's current plurality vote standard. Specifically, the new standard should provide that nominees for the board of directors must receive a majority of the vote cast in order to be elected or re-elected to the Board.

     "Under the Company's current plurality vote standard, a director nominee in a director election can be elected or re-elected with as little as a single affirmative vote, even while a substantial majority of the votes cast are "withheld" from that director nominee. So even if 99.99% of the shares "withhold" authority to vote for a candidate or all the candidates, a 0.01% "for" vote results in the candidate's election or re-election to the board. The proposed majority vote standard would require that a director receive a majority of the vote cast in order to be elected to the Board.

     "It is our contention that the proposed majority vote standard for corporate board elections is a fair standard that will strengthen the Company's governance and the Board. Our proposal is not intended to limit the judgment of the Board in crafting the requested governance change. For instance, the Board should address the status of incumbent directors who fail to receive a majority vote when standing for re-election under a majority vote standard or whether a plurality director election standard is appropriate in contested elections.

     "We urge your support of this important director election reform."

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS:

This proposal was made by a stockholder that holds 5,300 shares (less than 0.002%) of Apache's common stock, based on the shareholding numbers disclosed by the proponent in connection with the proposal and the outstanding shares of common stock as of December 31, 2004. The Company understands that the proponent made the same proposal last year to several other companies for inclusion in their 2004 proxy statements. In each case, the stockholders rejected the proposal by more than 82 percent of the votes cast. The board of directors of Apache does not believe it an appropriate use of Company funds to have to oppose this ill-conceived idea.

The board of directors believes that active stockholder participation in the election of directors is important to the Company and to effective corporate governance. It is equally important, however, to ensure that the mechanisms through which stockholders participate are those that best serve the interests of the Company and its stockholders. Even though the nominees to the Company's board of directors have always received the support of a majority of the voting stockholders, the board of directors believes that the majority voting system proposed by the proponent presents complex legal and practical issues that the proposal does not address.

The system of plurality voting, which the proponent seeks to replace, not only has long been the accepted system among companies comparable to the Company, but is also the default system under the laws of the State of Delaware. The rules governing plurality voting are well understood. The higher threshold voting proposal could make it more difficult for stockholders to elect a full board leading to possible stagnation in the Company's governance waiting for a complete board to be selected. Additionally, the proposal may have the unintended consequence of unnecessarily increasing the cost of soliciting stockholder votes. The Company may need to employ a proactive telephone solicitation, a second mailing or other vote-getting strategy to obtain the required vote. The proponents also fail to suggest how to resolve an election in which no nominee for a seat on the board of directors receives a majority vote, leaving open the possibility that a special meeting of stockholders, with the attendant delay and expense, will be needed to solve the problem. The end result may be increased spending by the Company in routine elections. The Company's board of directors believes this would not be a good expenditure of stockholder funds.

The board of directors also believes that implementation of the proposal at this time would be premature and, upon further consideration and analysis, could prove unworkable. The proposal is premature because new federal regulations have been proposed that would provide stockholders with greater participation in the annual election of directors. As proposed, these regulations would not require a majority voting system for electing directors, but instead proposed different mechanisms to permit direct stockholder nominations in specified circumstances. If the proposed regulations are adopted, they would more directly and uniformly provide new avenues for stockholder participation in the process for election of directors, which may be in conflict with the proposed policy.

For the reasons set forth above, the board of directors believes that the proposal will not serve the best interests of the Company and its stockholders.

THE COMPANY'S BOARD OF DIRECTORS, THEREFORE, UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" THE PROPONENT'S PROPOSAL.

Proposal 2 -- Auditor Independence (Item No. 5 on Proxy Card)

The following proposal has been sponsored by ProxyVote Plus on behalf of the United Association S&P 500 Index Fund (an investment vehicle for the United Association of Journeymen and Apprentices of the Plumbing and Pipe Fitting Industry of the United States and Canada). The supporting statement is set forth as provided by the proponent, including blanks.

                         "AUDITOR INDEPENDENCE PROPOSAL

     "RESOLVED:   That the shareholders of Apache Corp ("Company") request that the Board of Directors and its Audit Committee adopt a policy stating that the public accounting firm retained by our Company to audit the Company's financial statements will perform only "audit" and "audit-related" work for the Company and not perform services generating "tax fees" and "all other fees" as categorized under U.S. Securities and Exchange Commission ("SEC") regulations.

     "SUPPORTING STATEMENT:   The issue of auditor independence has been a major
     concern for investors and the markets since the demise of Enron. In response to numerous incidences of accounting fraud that shook the foundations of the corporate financial auditing and reporting system, both Congress and the SEC have responded with important reforms.

     "The Sarbanes-Oxley Act was a strong effort to address various aspects of the auditor independence issue. Sarbanes-Oxley enhanced the role of board audit committees in retaining and monitoring audit firms, while limiting the types of non-audit services that audit firms are permitted to perform for audit clients. The SEC followed up with enhanced reporting requirements (Release No. 33-8183, May 6, 2003) that provide investors better insight into the range of services beyond audit services for which an audit firm is being utilized. The following categories of service fees must be reported:
     (1) Audit Fees; (2) Audit-Related Fees; (3) Tax Fees, and (4) All Other
     Fees.

     "We believe important steps have been taken to protect auditor independence, but we also believe more needs to be done. Congress and the SEC have acted. Now we think it is important that shareholders use the enhanced disclosure to protect the integrity of the financial reporting system.

     "Fee disclosures indicate that our Company paid the firm retained to audit the Company's financial statements more for non-audit services than for the audit work. Specifically, our Company paid more in combined fees for "audit-related," ($xxx) "tax" ($xxxx) and "all other" ($xxxx) work performed by the audit firm than it did for the "audit" work ($xxx) performed by the firm. We believe that when the fees paid to the audit firm for the three categories of non-audit services exceed the fees for performing audit services, the independence necessary to perform the audit is at risk.

     "To address this threat to auditor independence, the proposal presents a straightforward and effective response. Our proposal seeks to reduce the overall fees paid to the audit firm for other than audit work. Specifically, the proposal calls for an elimination of fees paid for tax and "all other" services, since those services bear no direct relationship to the performance of the audit. The proposal does not however call for the elimination of "audit-related" services being provided by the audit firm. We believe that limiting the audit firm to providing only audit and audit-related services would address the unhealthy fee imbalance identified above and be another positive step in protecting auditor independence.

     "We urge your support for this reasonable measure to advance auditor independence."

THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" THIS PROPOSAL FOR THE FOLLOWING REASONS:

This proposal was submitted by a stockholder that holds in its S&P 500 Index Fund 26,600 shares (less than 0.008%) of Apache's common stock, based on the shareholding numbers disclosed by the proponent in connection with the proposal and the outstanding shares of common stock as of December 31, 2004. The Company understands that the proponent made the same proposal last year to several other companies for inclusion in their 2004 proxy statements. In each case, their proposal failed, obtaining less than 16 percent of the votes cast. The board of directors of Apache does not believe it is an appropriate use of Company funds to have to oppose this ill-conceived idea.

The Sarbanes -- Oxley Act of 2002, the most sweeping corporate governance legislation in years, required the NYSE and NASDAQ to impose new requirements regarding auditor independence, including restrictions on the types of services the Company's independent auditors can perform.

The board of directors recognizes the important role that auditor independence plays in maintaining the integrity of the Company's financial statements and protecting the interests of our stockholders. However, the board of directors believes that the Company's internal policies, together with recently adopted federal law relating to auditor independence, make the policy suggested by this stockholder proposal unnecessary to maintain auditor independence. Further, the board of directors believes that such a policy would be undesirable as it would unnecessarily limit the ability of the Company to obtain non-audit services from its outside auditor where it is beneficial and does not affect independence, and risk needlessly increasing the cost to the Company of tax and accounting services. For example, if another firm provided tax advice to the Company, the independent auditors would have to perform duplicative work to assure themselves of the appropriateness of the tax advice and to assess the impact on the financial statements, thereby increasing the fees paid by the Company for the same service.

Our Audit Committee, composed solely of independent directors, carefully supervises the relationship between the Company and our independent auditors. As part of its oversight, the Audit Committee pre-approves and monitors all services by the Company's independent auditors, with the aim of ensuring the independence and objectivity of the auditors so that investor confidence is maintained. The Audit Committee may engage the independent auditors to provide non-audit services, consistent with applicable laws and regulations, when those services can be obtained in an efficient and cost-effective manner relative to other service providers. Under certain circumstances, efficiencies can be obtained due to the independent auditors' expertise and familiarity with the Company's financial statements, financial systems, income tax matters and management. Examples of these types of services include benefit plan audits, tax services, regulatory compliance services, and due diligence services in connection with mergers and acquisitions that would be required to be reviewed by the auditors in any case. Effective and responsible management of the Company's operations requires that the board of directors have access to the best available resources and the discretion to use business judgment to determine the best allocation of tasks among service providers. Prohibiting the independent auditor from providing non-audit services expressly permitted by existing federal law would result in inefficiencies and increased costs to the Company, and would waste stockholder value.

THE COMPANY'S BOARD OF DIRECTORS, THEREFORE, UNANIMOUSLY RECOMMENDS THAT YOU VOTE "AGAINST" THE PROPONENT'S PROPOSAL.

                         INDEPENDENT PUBLIC ACCOUNTANTS

Ernst & Young LLP was the Company's independent registered public accounting firm for the fiscal year 2004. Representatives of Ernst & Young will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions regarding Apache business.

Ernst & Young's audit report on Apache's consolidated financial statements as of and for the fiscal year ended December 31, 2004 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.

During Apache's most recent fiscal year ended December 31, 2004, and through the filing date of this proxy statement, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young's satisfaction, would have caused Ernst & Young to make reference to the subject matter of the disagreement in connection with their report; and there were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K.

During 2004 and 2003, Ernst & Young provided various services to Apache. In 2004 and 2003, respectively, approximately $655,000 and $1,500,000 of the aggregate fees paid to Ernst & Young were related to services performed in connection with current year acquisitions. The aggregate fees for each of the following types of services are set forth below:

------------------------------------------------------------------------------------
                  DESCRIPTION                          AMOUNTS (IN THOUSANDS)
------------------------------------------------------------------------------------
                                                       2004              2003
------------------------------------------------------------------------------------
  Audit Services(1)                                   $3,494            $2,176
  Audit-Related Services(2)                           $  737            $  906
  Tax Services(3)                                     $1,584            $2,492
  All Other Services(4)                               $    0            $   24

(1) Audit Services include the annual financial statement audit (including required quarterly reviews), subsidiary audits, and other procedures required to be performed by the independent auditor to be able to form an opinion on the Company's consolidated financial statements. These other procedures include information systems and procedural reviews and testing performed in order to understand and place reliance on the systems of internal control, and consultations relating to the audit or quarterly reviews.

(2) Audit-Related Services are assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements or that are traditionally performed by the independent auditor. Audit-related services include, among other things, due diligence services pertaining to potential business acquisitions/dispositions; accounting consultations related to accounting, financial reporting or disclosure matters not classified as "Audit Services"; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; and assistance with internal control reporting requirements.

(3) Tax Services include, tax return preparation assistance, tax planning, tax-related and structuring-related consultation, and tax-related acquisition due diligence. In 2004 and 2003, respectively, such Tax Services included $271,000 and $371,000 for assistance with tax return preparation.

(4) All Other Services are fees for products and services other than those in the three categories above.

The audit committee of the Company's board of director's reviews summaries of the services provided by Ernst & Young and the related fees, and has taken into consideration whether the provision of non-audit services by Ernst & Young is compatible with maintaining auditor independence.

                          FUTURE STOCKHOLDER PROPOSALS

Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC and the Company's bylaws. Should a stockholder wish to have a proposal appear in the Company's proxy statement for next year's annual meeting, under the regulations of the SEC, it must be received by the Company's corporate secretary (at 2000 Post Oak Boulevard, Suite 100, Houston, Texas 77056-4400) on or before November 30, 2005.

                            SOLICITATION OF PROXIES

Solicitation of proxies for use at the annual meeting may be made in person or by mail, telephone or telegram, by directors, officers and regular employees of the Company. These persons will receive no special compensation for any solicitation activities. The Company has requested banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Company's common stock for whom they are record holder, and the Company will, upon request, reimburse reasonable forwarding expenses. The Company has retained Georgeson Shareholder Communications Inc. to assist in soliciting proxies from brokers, bank nominees, and other institutional holders for a fee not to exceed $11,500, plus expenses. All costs of the solicitation will be borne by the Company.

                                         By order of the Board of Directors
                                         APACHE CORPORATION

                                         /s/ C. L. PEPER
                                         C. L. PEPER
                                         Corporate Secretary

NOTE: STOCKHOLDERS ARE REQUESTED TO PROMPTLY VOTE THEIR SHARES USING ONE OF THE METHODS EXPLAINED ON PAGES 1 AND 2 OF THIS PROXY STATEMENT.

                                                                      APPENDIX A

                               APACHE CORPORATION
                             GOVERNANCE PRINCIPLES

The following principles have been recommended by the Corporate Governance and Nominating Committee (the "CG&N Committee") of the board of directors of Apache Corporation (the "Company") and have been approved by the board of directors of the Company and, along with the certificate of incorporation, bylaws, committee charters, and key policies and practices of the board of directors and its committees, provide the framework for the governance of the Company. The board of directors recognizes that there is an on-going and energetic debate about corporate governance, and it will review these principles and other aspects of the Company's governance, as it deems necessary from time to time. These Governance Principles will be posted on the Company's web site and will be mailed to stockholders upon written request.

ROLE OF THE BOARD OF DIRECTORS AND MANAGEMENT

The Company's business is conducted by its employees, managers, and officers, under the direction of the chief executive officer ("CEO") and the oversight of the board of directors, to enhance the long-term value of the Company for its stockholders. The board of directors is elected by the stockholders to oversee management and to assure that the long-term interests of the stockholders are being served. Both the board of directors and management recognize that the long-term interests of stockholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties including employees, customers, suppliers, government officials, and the public at large.

FUNCTIONS OF THE BOARD OF DIRECTORS

The board of directors will hold at least four regularly scheduled meetings a year at which it will review and discuss reports by management on the performance of the Company, its plans and prospects, as well as immediate issues facing the Company. To the extent practicable, the appropriate officers of the Company will provide the directors with relevant materials in advance of each board meeting. The standing committees of the board, described below, will meet on such schedule as the members of the committees deem appropriate. Directors are expected to attend all scheduled meetings of the board of directors and all scheduled meetings of any committee of which they are a member and to review the applicable meeting materials in advance of the meeting. In addition to its general oversight of management, the board also performs a number of specific functions, including:

     a. selecting, evaluating, and compensating the CEO and overseeing CEO succession planning;

     b. providing counsel and oversight on the selection, evaluation, development, and compensation of senior management;

     c. reviewing, approving, and monitoring fundamental financial and business strategies and major corporate actions;

     d. assessing major risks facing the Company and reviewing options for their mitigation; and

     e. ensuring processes are in place for maintaining the integrity of the Company and its financial statements and reporting, ensuring the Company's compliance with law, and providing for the Company's ethical conduct in its relationships with customers, suppliers, government officials, employees, stockholders, and other stakeholders.

QUALIFICATIONS OF BOARD MEMBERS

Directors should possess the highest personal and professional ethics, integrity, and values, and be committed to representing the long-term interests of the Company's stockholders. The CG&N Committee is responsible for recommending to the board of directors policies and principles for the qualification and selection of nominees to the board of directors. Nominees for election to the board of directors shall be selected by the CG&N Committee and approved by the full board of directors.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the board for an extended period of time. If a significant change in the personal circumstances, including a change in his or her principal job responsibilities, of a director should occur, the director shall immediately notify the CG&N Committee to permit the CG&N Committee to review the appropriateness of the director's continued service on the board of directors or on any committee of the board of directors, and the CG&N Committee shall present its recommendations to the full board of directors for its consideration and action.

Directors of the Company who also serve as CEOs or in equivalent positions should not serve on more than two boards of directors of public companies in addition to the Company's board of directors, and other Company directors should not serve on more than four other boards of directors of public companies in addition to the Company's board of directors.

The board does not believe that arbitrary term limits on directors' service or a mandatory retirement age are appropriate. Directors who have served on the board of directors for an extended period of time are able to provide valuable insight into the operations and future of the Company, based on their experience with and understanding of the Company's history and objectives. The board of directors believes that the annual reviews of the directors, described below, as well as evolving standards of board membership will provide a more effective means of ensuring a proper evaluation of the continuation of service by individual directors.

INDEPENDENCE OF DIRECTORS

At least a majority of the directors will be independent directors pursuant to the standards for director independence established by applicable laws, rules, and listing standards, including, without limitation, the standards for independent directors established by the New York Stock Exchange, NASDAQ, and the Securities and Exchange Commission. Annually, in time for disclosure in the proxy statement for the annual meeting of stockholders, the board of directors will make affirmative determinations that each director who is considered to be independent does meet the applicable standard of independence.

SIZE OF BOARD AND SELECTION PROCESS

The board of directors has determined that the number of directors should be no less than nine and no more than fifteen. Under the Company's restated certificate of incorporation, the directors have been divided into three classes for election at the annual meetings of the stockholders of the Company and serve three-year terms. The board of directors will propose a slate of nominees to the stockholders for election to the board. Between annual stockholders meetings, the board of directors may elect directors to fill a vacancy on the board of directors (including a vacancy created by an increase in the number of directors) to serve until the next annual meeting.

BOARD COMMITTEES

The board has established the following committees to assist the board in discharging its responsibilities: (i) the Audit Committee; (ii) Management Development and Compensation Committee ("MD&C Committee") (with a Stock Option Plan Subcommittee); (iii) the CG&N Committee; and (iv) the Executive Committee. The current charters and key practices of the Audit Committee, MD&C Committee, and the CG&N Committee are published on the Company's web site, and will be mailed to stockholders upon written request to the corporate secretary of the Company. In addition to any formal reports submitted to the board of directors, the committee chairs shall report the highlights of their meetings to the full board following each meeting of their respective committees.

INDEPENDENCE OF COMMITTEE MEMBERS

In addition to the requirement that a majority of the members of the board of directors satisfy applicable independence standards, discussed above, all members of the Audit Committee, the MD&C Committee, and the CG&N Committee shall be independent. In addition, all members of the Audit Committee must also satisfy any additional independence requirements provided by applicable laws, regulations, and listing standards, including, without limitation, restrictions on compensation to be received by Audit Committee members.

MEETINGS OF INDEPENDENT DIRECTORS

The independent directors shall hold regularly scheduled executive meeting as often as they determine appropriate, but in any event at least twice each year. The presiding director for each executive meeting shall rotate through the independent directors in alphabetical order, and the presiding director shall act as the chair of the executive meeting. The Company's corporate secretary shall act as secretary of the executive meetings, unless the independent directors shall otherwise direct.

SELF-EVALUATION

The board of directors and each committee shall conduct an annual self-evaluation to determine whether members believe the board of directors or the committee is functioning properly. The CG&N Committee shall develop policies and procedures for these evaluations and shall annually report the results of these evaluations to the board of directors. The results of the evaluations shall be discussed by the board of directors at the first meeting of the board of directors after the end of each fiscal year with a particular focus on those areas where the board of directors or management believe the board of directors or a committee needs to make improvements or changes.

ETHICS AND CONFLICTS OF INTEREST

Each director, executive officer, and employee of the Company shall comply with the requirements of the Company's Code of Business Conduct, which is available on the Company's web site.

REPORTING OF CONCERNS TO INDEPENDENT DIRECTORS

Anyone who has concerns about the Company may communicate those concerns to the independent directors. Such communication should be mailed to the Company's corporate secretary, who will forward such communications to the independent directors.

COMPENSATION OF THE BOARD MEMBERS

The form and amount of director compensation will be determined by the board of directors with input and advice from the CG&N Committee. In setting the director's compensation, the board of directors will consider that directors' independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated. The board of directors believes that all directors should own equity in the Company and that there should be compensation programs to award equity ownership to directors.

SUCCESSION PLAN

Following the receipt of the recommendations of the MD&C Committee, the board of directors shall approve and maintain a succession plan for the CEO.

ANNUAL COMPENSATION REVIEW OF SENIOR MANAGEMENT

The MD&C Committee shall annually approve the goals and objectives for compensating the Chairman of the Board and the CEO. The MD&C Committee shall evaluate the performance of the Chairman of the Board and the CEO in light of these goals and recommend the Chairman of the Board's and the CEO's salary, bonus, and other incentive and equity compensation for approval by the independent directors on the board of directors. The MD&C Committee shall also assist the Chairman of the Board, the CEO, and the board of directors in evaluating and approving the compensation structure for the Company's other executive officers.

DIRECTOR ACCESS TO OFFICERS, EMPLOYEES, AND INDEPENDENT ADVISORS

Directors shall have full and free access to the executive officers of the Company. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company.

The board of directors expects regular attendance and participation at each board meeting by the senior officers of the Company.

The board of directors and, to the extent required by law, regulation, or listing standard, all committees, shall have the power to hire, and determine the terms of employment for, independent legal, financial, or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

All new directors must participate in an orientation program that should be conducted as soon as reasonably practicable after each new director's election. This orientation should include presentations or material prepared by senior management and employees of the Company to familiarize new directors with the Company's strategic plans, its significant financial, accounting, and risk management issues, its compliance programs, its Code of Business Conduct, its principal officers, and its internal and independent auditors. All other directors should also be invited to attend the program. The board of directors will also consider whether or not continuing education for all directors may be warranted. The Company will pay the expenses for a director's participation in continuing education programs approved by the CG&N Committee.

LIMITATION

These Guidelines are not intended to, and do not, create any legal or fiduciary duties or other responsibilities or form the basis for a claim of breach of fiduciary duty or potential liability. These Guidelines are subject to modification and interpretation of the board. These guidelines do not modify the Company's bylaws and are subject to the Company's bylaws and certificate of incorporation.

                                                                      APPENDIX B

                               APACHE CORPORATION

                             2005 STOCK OPTION PLAN

                                   SECTION 1

                                  INTRODUCTION

1.1   Establishment.   Apache Corporation, a Delaware corporation (hereinafter
referred to, together with its Affiliated Corporations (as defined in Section
2.1 hereof) as the "Company" except where the context otherwise requires), hereby establishes the Apache Corporation 2005 Stock Option Plan (the "Plan") for Eligible Employees (as defined in Section 2.1 hereof). The Plan permits the grant of stock options to Eligible Employees selected by the Committee (as defined in Section 2.1 hereof).

1.2   Purposes.   The purposes of the Plan are to provide the Eligible Employees designated by the Committee for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such employees a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value, so that the income of those employees is more closely aligned with the interests of the Company's stockholders. The Plan is also designed to attract outstanding individuals and to retain and motivate Eligible Employees by providing an opportunity for investment in the Company.

1.3   Effective Date.   The Effective Date of the Plan (the "Effective Date") is
February 3, 2005. This Plan and each Option (as defined in Section 2.1 hereof) granted hereunder is conditioned on and shall be of no force or effect until the Plan is approved by the stockholders of the Company. The Committee may grant Options, the exercise of which shall be expressly subject to the condition that the Plan shall have been approved by the stockholders of the Company.

                                   SECTION 2

                                  DEFINITIONS

2.1   Definitions.   The following terms shall have the meanings set forth
below:

        (a) "Administrative Agent" means any designee or agent that may be appointed by the Committee pursuant to Section 3.1(b) hereof.

        (b) "Affiliated Corporation" means any corporation or other entity (including but not limited to a partnership) which is affiliated with Apache Corporation through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) or any successor section(s) of the Internal Revenue Code.

        (c) "Board" means the Board of Directors of the Company.

        (d) "Committee" means the Stock Option Plan Committee of the Board, which is empowered hereunder to take actions in the administration of the Plan. The Committee shall be constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule(s) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act").

        (e) "Eligible Employees" means full-time employees (including, without limitation, officers and directors who are also employees), and certain part-time employees, of the Company or any division thereof.

        (f) "Expiration Date" means the date on which the Option Period (as defined in subsection 7.2(c) hereof) ends.

        (g) "Fair Market Value" means the per share closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for a particular date or, if the Stock is not so listed at any time, as reported on NASDAQ or on such other exchange or electronic trading system as, on the date in question, reports the largest number of traded shares of Stock. If on such date there are no transactions in the Stock, the Fair Market Value shall be determined as of the immediately preceding date on which there were transactions in the Stock.

        (h) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor thereto.

        (i) "Option" means a right to purchase shares of Stock at a stated price for a specified period of time. All Options granted under the Plan shall be Options which are not "incentive stock options" as described in Section 422 or any successor section(s) of the Internal Revenue Code.

        (j)"Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b) hereof.

        (k) "Participant" means an Eligible Employee designated by the Committee from time to time during the term of the Plan to receive one or more Options under the Plan.

        (l) "Stock" means the U.S. $0.625 par value Common Stock of the Company or any security into which such Common Stock is converted or exchanged upon merger, consolidation, or any capital restructuring (within the meaning of Section 4.3) of the Company.

2.2   Headings; Gender and Number.   The headings contained in the Plan are for
reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                   SECTION 3

                              PLAN ADMINISTRATION

3.1   Administration by the Committee.

        (a) The Plan shall be administered by the Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees, determine the Options to be granted pursuant to the Plan, the number of shares of Stock to be issued thereunder, the time at which such Options are to be granted, fix the Option Price, and establish such other terms and requirements as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants which shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Options granted pursuant to the Plan, which provisions need not be identical except as may be provided herein.

        (b) The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may appoint an Administrative Agent, who need not be a member of the Committee or an employee of the Company, to assist the Committee in administration of the Plan and to whom it may delegate such powers as the Committee deems appropriate, except that the Committee shall determine any dispute. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any agreement entered into hereunder, in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determination, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

3.2   Compliance with Section 162(m).   The Plan is intended to comply with the
requirements of Section 162(m) or any successor section(s) of the Internal Revenue Code ("Section 162(m)") as to any "covered employee" as defined in
Section 162(m), and shall be administered, interpreted and construed consistently therewith. In accordance with this intent, the amount of income a Participant may receive from Options granted under the Plan shall be based solely on an increase in the value of the Stock after the date of the grant of the Option, or such other bases as may be permitted by applicable law. The Committee is authorized to take such additional action, if any, that may be required to ensure that the Plan and any Option granted under the Plan satisfy the requirements of Section 162(m), taking into account any regulations or other guidance issued by the Internal Revenue Service.

                                   SECTION 4

                           STOCK SUBJECT TO THE PLAN

4.1   Number of Shares.   Subject to Section 7.1 hereof and to adjustment
pursuant to Section 4.3 hereof, five million (5,000,000) shares of Stock are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. This authorization may be increased from time to time by approval of the Board and the stockholders of the Company if, on the advice of counsel for the Company, such stockholder approval is required. Shares of Stock which may be issued upon exercise of Options shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock, or as Stock in the Company's treasury, at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2   Other Shares of Stock.   Any shares of Stock that are subject to an Option
which expires, is forfeited, is cancelled, or for any reason is terminated unexercised, and any shares of Stock that for any other reason are not issued to a Participant or are forfeited shall automatically become available for use under the Plan.

4.3   Adjustments for Stock Split, Stock Dividend, Etc.   If the Company shall
at any time increase or decrease the number of its outstanding shares of Stock or change in any way the rights and privileges of such shares by means of the payment of a Stock dividend or any other distribution upon such shares payable in Stock, or through a Stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock (any of the foregoing being herein called a "capital restructuring"), then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be, in each case, equitably and proportionally adjusted to take into account the occurrence of any of the above events, (i) the shares of Stock as to which Options may be granted under the Plan; (ii) the shares of Stock then included in each outstanding Option granted hereunder; and
(iii) the Option Price for each outstanding Option granted hereunder.

4.4   Dividend Payable in Stock of Another Corporation, Etc.   If the Company
shall at any time pay or make any dividend or other distribution upon the Stock payable in securities or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside and delivered to any Participant then holding an Option for the particular type of Stock for which the dividend or other distribution was made, upon exercise thereof. Prior to the time that any such securities or other property are delivered to a Participant in accordance with the foregoing, the Company shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property which have been set aside by the Company in accordance with this Section are not delivered to a Participant because an Option is not exercised, then such securities or other property shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

4.5   Other Changes in Stock.   In the event there shall be any change, other
than as specified in Sections 4.3 and 4.4 hereof, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to outstanding Options or which have been reserved for issuance pursuant to the Plan but are not then subject to an Option, then such adjustments shall be made by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option that involves the particular type of stock for which a change was effected.

4.6   Rights to Subscribe.   If the Company shall at any time grant to the
holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the shares then under Option to any Participant of the particular class of Stock involved the Stock or other securities which the Participant would have been entitled to subscribe for if immediately prior to such grant the Participant had exercised his entire Option. If, upon exercise of any such Option, the Participant subscribes for the additional shares or other securities, the aggregate Option Price shall be increased by the amount of the price that is payable by the Participant for such additional shares or other securities.

4.7   General Adjustment Rules.   No adjustment or substitution provided for in
this Section 4 shall require the Company to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the aggregate Option Price for the shares of Stock then subject to the Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed.

4.8   Determination by the Committee, Etc.   Adjustments under this Section 4
shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties.

                                   SECTION 5

                         REORGANIZATION OR LIQUIDATION

In the event that the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets or more than 20 percent of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, and if the provisions of Section 8 hereof do not apply, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Options make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Participants holding such Options as a result of such substitution, and the excess of the aggregate Fair Market Value of the shares subject to the Options immediately after such substitution over the aggregate Option Price thereof is not more than the excess of the aggregate Fair Market Value of the shares subject to such Options immediately before such substitution over the aggregate Option Price thereof. Additionally, upon the occurrence of such an event and upon written notice to the Participants, the Committee may provide that all unexercised Options shall be exercised within a specified number of days of the date of such notice or such Options will be terminated. In the latter event, the Committee shall accelerate the vesting dates of outstanding Options so that all Options become fully vested and exercisable prior to any such event.

                                   SECTION 6

                                 PARTICIPATION

Participants in the Plan shall be those Eligible Employees who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company or an Affiliated Corporation, and significantly contribute, or are expected to significantly contribute, to the achievement of the Company's long-term corporate economic objectives. Participants may be granted from time to time one or more Options; provided, however, that the grant of each such Option shall be separately approved by the Committee, and receipt of one such Option shall not result in automatic receipt of any other Option. Upon determination by the Committee that an Option is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Options shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

                                   SECTION 7

                                 STOCK OPTIONS

7.1   Grant of Stock Options.   Coincident with or following designation for
participation in the Plan, an Eligible Employee may be granted one or more Options. Grants of Options under the Plan shall be made by the Committee. In no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares of Stock for which any other Option may be exercised, except as provided in subsection 7.2(j) hereof. During the duration of the Plan, no Eligible Employee may be granted Options which in the aggregate cover in excess of 25 percent of the total shares of Stock authorized under the Plan.

7.2   Stock Option Agreements.   Each Option granted under the Plan shall be
evidenced by a written stock option agreement which shall be entered into by the Company and the Participant to whom the Option is granted (the "Stock Option Agreement"), and which shall contain the following terms and conditions set out in this Section 7.2, as well as such other terms and conditions, not inconsistent therewith, as the Committee may consider appropriate. This requirement for delivery of a written Stock Option Agreement is satisfied by electronic delivery of such agreement provided that evidence of the Participant's receipt of such electronic delivery is available to the Company and all applicable laws and regulations permit such delivery.

        (a) Number of Shares.   Each Stock Option Agreement shall state that it
     covers a specified number of shares of Stock, as determined by the Committee.

        (b) Price.   The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Stock Option Agreement, but in no event shall the price be less than the Fair Market Value of the Stock on the date the Option is granted.

        (c) Duration of Options; Employment Required For Exercise.   Each Stock
     Option Agreement shall state the period of time, determined by the Committee, within which the Option may be exercised by the Participant (the "Option Period"). The Option Period must end, in all cases, not more than ten years from the date an Option is granted. Except as otherwise provided in Sections 5 and 8 and subsection 7.2(d)(iv) hereof, each Option granted under the Plan shall become exercisable in increments such that 25 percent of the Option becomes exercisable on each of the four subsequent one-year anniversaries of the date the Option is granted, provided that each such additional 25-percent increment shall become exercisable only if the Participant has been continuously employed by the Company from the date the Option is granted through the date on which each such additional 25-percent increment becomes exercisable.

        (d) Termination of Employment, Death, Disability, Etc.   Each Stock
     Option Agreement shall provide as follows with respect to the exercise of the Option upon termination of the employment or the death or disability of the Participant:

              (i) If the employment of the Participant by the Company is terminated within the Option Period for cause, as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures, provided that the effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and that nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any employee.

              (ii) If the Participant retires from employment by the Company on or after attaining age 60, the Option may be exercised by the Participant within 36 months following his or her retirement (provided that such exercise must occur within the Option Period), but not thereafter. In the event of the Participant's death during such 36-month period, each Option may be exercised by those entitled to do so in the manner referred to in (iv) below. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Participant's retirement.

              (iii) If the Participant becomes disabled (as determined pursuant to the Company's Long-Term Disability Plan or any successor plan), during the Option Period while still employed, or within the three-month period referred to in subsection 7.2(d)(v) below, or within the 36-month period referred to in subsection 7.2(d)(ii) above, the Option may be exercised by the Participant or by his or her guardian or legal representative, within twelve months following the Participant's disability, or within the 36-month period referred to in subsection 7.2(d)(ii) above if applicable and if longer (provided that such exercise must occur within the Option Period), but not thereafter. In the event of the Participant's death during such twelve-month period, each Option may be exercised by those entitled to do so in the manner referred to in subsection 7.2(d)(iv) below. In any such case, the Option may be exercised only as to the shares of Stock as to which the Option had become exercisable on or before the date of the Participant's disability.

              (iv) In the event of the Participant's death while still employed by the Company, each Option of the deceased Participant may be exercised by those entitled to do so under the Participant's will or under the laws of descent and distribution within twelve months following the Participant's death (provided that in any event such exercise must occur within the Option Period), but not thereafter, as to all shares of Stock which are subject to such Option, including each 25-percent increment of the Option, if any, which has not yet become exercisable at the time of the Participant's death. In the event of the Participant's death within the 36-month period referred to in subsection 7.2(d)(ii) above or within the twelve-month period referred to in subsection 7.2(d)(iii) above, each Option of the deceased Participant that is exercisable at the time of death may be exercised by those entitled to do so under the Participant's will or under the laws of descent and distribution within twelve months following the Participant's death or within the 36-month period referred to in subsection 7.2(d)(ii) above, if applicable and if longer (provided that in any event such exercise must occur within the Option Period). The provisions of this paragraph (iv) of subsection 7.2(d) shall be applicable to each Stock Option Agreement as if set forth therein word for word. Each Stock Option Agreement executed by the Company prior to the adoption of this provision shall be deemed amended to include the provisions of this paragraph and all Options granted pursuant to such Stock Option Agreements shall be exercisable as provided herein.

              (v) If the employment of the Participant by the Company is terminated (which for this purpose means that the Participant is no longer employed by the Company or by an Affiliated Corporation) within the Option Period for any reason other than cause, the Participant's retirement on or after attaining age 60, or the Participant's disability or death, the Option may be exercised by the Participant within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of the Participant's employment.

        (e) Transferability.   Each Stock Option Agreement shall provide that
     the Option granted therein is not transferable by the Participant except by will or pursuant to the laws of descent and distribution, and that such Option is exercisable during the Participant's lifetime only by him or her, or in the event of the Participant's disability or incapacity, by his or her guardian or legal representative.

        (f) Agreement to Continue in Employment.   Each Stock Option Agreement
     shall contain the Participant's agreement to remain in the employment of the Company, at the pleasure of the Company, for a continuous period of at least one year after the date of such Stock Option Agreement, at the salary rate in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Termination of the Stock Option Agreement and all unvested Options granted under such Stock Option Agreement shall be the Company's sole and exclusive remedy for an employee's breach of this Section 7.2(f).

        (g) Exercise, Payments, Etc.

              (i) Each Stock Option Agreement shall provide that the method for exercising the Option granted therein shall be by delivery to the Office of the Secretary of the Company or to the Administrative Agent of written notice specifying the number of shares of Stock with respect to which such Option is exercised and payment to the Company of the aggregate Option Price. Such notice shall be in a form satisfactory to the Committee and shall specify the particular Options (or portions thereof) which are being exercised and the number of shares of Stock with respect to which the Options are being exercised. The Participant's obligation to deliver written notice of exercise is satisfied by electronic delivery of such notice through means satisfactory to the Committee and prescribed by the Company. The exercise of the Option shall be deemed effective on the date such notice is received by the Office of the Secretary or by the Administrative Agent and payment is made to the Company of the aggregate Option Price (the "Exercise Date"); however, if payment of the aggregate Option Price is made pursuant to a sale of shares of Stock as contemplated by subsection 7.2(g)(iii)(E) below, the Exercise Date shall be deemed to be the date of such sale. If requested by the Company, such notice shall contain the Participant's representation that he or she is purchasing the Stock for investment purposes only and his or her agreement not to sell any Stock so purchased in any manner that is in violation of the Securities Act of 1933, as amended, or any applicable state law, and such restriction, or notice thereof, shall be placed on the certificates representing the Stock so purchased. The purchase of such Stock shall take place upon delivery of such notice to the Office of the Secretary of the Company or to the Administrative Agent, at which time the aggregate Option Price shall be paid in full to the Company by any of the methods or any combination of the methods set forth in subsection 7.2(g)(iii) below.

              (ii) The shares of Stock to which the Participant is entitled as a result of the exercise of the Option shall be issued by the Company and
        (A) delivered by electronic means to an account designated by the Participant, or (B) delivered to the Participant in the form of a properly executed certificate or certificates representing such shares of Stock. If shares of Stock are used to pay all or part of the aggregate Option Price, the Company shall issue and deliver to the Participant the additional shares of Stock, in excess of the aggregate Option Price or portion thereof paid using shares of Stock, to which the Participant is entitled as a result of the Option exercise. The Company's obligation to deliver the shares of Stock to which the Participant is entitled as a result of the exercise of the Option shall be subject to the payment in full to the Company of the aggregate Option Price and the required tax withholding.

              (iii) The aggregate Option Price shall be paid by any of the following methods or any combination of the following methods:

                  (A) in cash, including the wire transfer of funds in U.S.
            dollars to one of the Company's bank accounts located in the United States, with such bank account to be designated from time to time by the Company;

                  (B) by personal, certified or cashier's check payable in U.S.
            dollars to the order of the Company;

                  (C) by delivery to the Company or the Administrative Agent of certificates representing a number of shares of Stock then owned by the Participant, the aggregate Fair Market Value of which (as of the Exercise Date) is not greater than the aggregate Option Price of the Option being exercised, properly endorsed for transfer to the Company, provided that the shares of Stock used for this purpose must have been owned by the Participant for a period of at least six months;

                  (D) by certification or attestation to the Company or the
            Administrative Agent of the Participant's ownership (as of the Exercise Date) of a number of shares of Stock, the aggregate Fair Market Value of which (as of the Exercise Date) is not greater than the aggregate Option Price of the Option being exercised, provided that the shares of Stock used for this purpose have been owned by the Participant for a period of at least six months; or

                  (E) by delivery to the Company or the Administrative Agent of a properly executed notice of exercise together with irrevocable instructions to a broker to promptly deliver to the Company, by wire transfer or check as noted in subsection 7.2(g)(iii)(A) and (B) above, the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Participant necessary to pay the aggregate Option Price.

              (iv) For purposes of the Plan, the income resulting from an Option exercise shall be based on the Fair Market Value of the Stock for the Exercise Date; however, if payment of the aggregate Option Price is made pursuant to a sale of shares of Stock as contemplated by subsection 7.2(g)(iii)(E) hereof, the Fair Market Value shall be deemed to be the per share sale price and the Exercise Date shall be deemed to be the date of such sale.

        (h) Date of Grant.   An Option shall be considered as having been
     granted on the date specified in the grant resolution of the Committee.

        (i) Tax Withholding. Each Stock Option Agreement shall provide that, upon exercise of the Option, the Participant shall make appropriate arrangements with the Company to provide for the minimum amount of tax withholding required by law, including without limitation Sections 3102 and 3402 or any successor section(s) of the Internal Revenue Code and applicable state and local income and other tax laws, by payment of such taxes in cash (including wire transfer), by check, or as provided in
     Section 13.2 hereof.

        (j) Adjustment of Options. Subject to the provisions of Sections 4, 5, 7, 8 and 12 hereof, the Committee may make any adjustment in the number of shares of Stock covered by, or the terms of an outstanding Option and a subsequent granting of an Option, by amendment or by substitution for an outstanding Option; however, except as provided in Sections 4, 5, 8 and 12 hereof, the Committee may not adjust the Option Price of any outstanding Option. Such amendment or substitution may result in terms and conditions (including the number of shares of Stock covered, vesting schedule or Option Period) that differ from the terms and conditions of the original Option. The Committee may not, however, adversely affect the rights of any Participant to previously granted Options without the consent of such Participant. If such action is effected by amendment, the effective date of such amendment will be the date of grant of the original Option.

7.3   Stockholder Privileges.   No Participant shall have any rights as a
stockholder with respect to any shares of Stock covered by an Option until the Participant becomes the holder of record of such Stock. Except as provided in
Section 4 hereof, no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date on which such Participant becomes the holder of record of such Stock.

                                   SECTION 8

                               CHANGE OF CONTROL

8.1   In General.   In the event of the occurrence of a change of control of the
Company, as defined in Section 8.3 hereof, all outstanding Options shall become automatically vested, without further action by the Committee or the Board, so as to make all such Options fully vested and exercisable as of the date of such change of control.

8.2   Limitation on Payments.   If the provisions of this Section 8 would result
in the receipt by any Participant of a payment within the meaning of Section 280G or any successor section(s) of the Internal Revenue Code, and the regulations promulgated thereunder, and if the receipt of such accelerated vesting or payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Sections 280G and 4999 or any successor section(s) of the Internal Revenue Code, then the amount of such accelerated vesting or payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that any payment or vesting of any Options shall occur as otherwise provided herein to the fullest extent possible without triggering such excise tax.

8.3   Definition.   For purposes of the Plan, a "change of control" shall mean any of the events specified in the Company's Income Continuance Plan or any successor plan which constitute a change of control within the meaning of such plan.

                                   SECTION 9

                       RIGHTS OF EMPLOYEES, PARTICIPANTS

9.1   Employment.   Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time, to terminate such employment or to increase or decrease the level of the Participant's compensation from the level in existence at the time of the grant of an Option. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee at the time.

9.2   Nontransferability.   No right or interest of any Participant in an Option
granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options shall, to the extent provided in Section 7 hereof, be transferable by testamentary will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. If, in the opinion of the Committee, a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence of such status satisfactory to the Committee.

                                   SECTION 10

                              GENERAL RESTRICTIONS

10.1   Investment Representations.   The Company may require a Participant, as a
condition of exercising an Option, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

10.2   Compliance with Securities Laws.   Each Option shall be subject to the
requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Stock subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares of Stock thereunder, such Option may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.

                                   SECTION 11

                            OTHER EMPLOYEE BENEFITS

The amount of any income deemed to be received by a Participant as a result of an Option exercise shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such Participant are determined including, without limitation, benefits under any pension, profit sharing, life insurance or salary continuation plan.

                                   SECTION 12

                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the Company's stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements unless the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

No amendment, modification or termination of the Plan shall in any manner adversely affect any Option theretofore granted under the Plan, without the consent of the Participant holding such Option.

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the provisions of the laws (including, but not limited to, tax laws and regulations) of countries other than the United States in which the Company may operate, so as to assure the viability of the benefits of the Plan to Participants employed in such countries.

                                   SECTION 13

                                  WITHHOLDING

13.1   Withholding Requirement.   The Company's obligations to deliver shares of
Stock upon the exercise of an Option shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

13.2   Satisfaction of Required Withholding.   At the time the Committee grants
an Option, it may, in its sole discretion, grant the Participant an election to pay all such amounts of required tax withholding, or any part thereof:

        (a) by the delivery to the Company or the Administrative Agent of a number of shares of Stock then owned by the Participant, the aggregate Fair Market Value of which (as of the Exercise Date) is not greater than the amount required to be withheld, provided that such shares have been held by the Participant for a period of at least six months;

        (b) by certification or attestation to the Company or the Administrative Agent of the Participant's ownership (as of the Exercise Date) of a number of shares of Stock, the aggregate Fair Market Value of which (as of the Exercise Date) is not greater than the amount required to be withheld, provided that such shares of Stock have been owned by the Participant for a period of at least six months; or

        (c) by the Company or the Administrative Agent withholding from the shares of Stock otherwise issuable to the Participant upon exercise of the Option, a number of shares of Stock, the aggregate Fair Market Value of which (as of the Exercise Date) is not greater than the amount required to be withheld. Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

              (i) all elections shall be made on or prior to the Exercise Date; and

              (ii) all elections shall be irrevocable.

13.3   Section 16 Requirements.   If the Participant is an officer or director
of the Company within the meaning of Section 16 or any successor section(s) of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable rules and regulations thereunder with respect to the use of shares of Stock to satisfy such tax withholding obligation.

                                   SECTION 14

                              REQUIREMENTS OF LAW

14.1   Requirements of Law.   The issuance of Stock and the payment of cash
pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

14.2   Federal Securities Laws Requirements.   If a Participant is an officer or
director of the Company within the meaning of Section 16, Options granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule(s) promulgated under the 1934 Act, to qualify the Option for any exception from the provisions of Section 16 available under such Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the Stock Option Agreement with the Participant which describes the Option.

14.3   Governing Law.   The Plan and all Stock Option Agreements hereunder shall
be construed in accordance with and governed by the laws of the State of Texas.

                                   SECTION 15

                              DURATION OF THE PLAN

The Plan shall terminate at such time as may be determined by the Board, and no Option shall be granted after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at midnight on the first date that no further shares remain available for Option grants hereunder. Any Options outstanding at the time of the Plan termination shall continue to be exercisable in accordance with the Stock Option Agreement pertaining to each such Option.

Dated: February 3, 2005

ATTEST:

/s/ CHERI L. PEPER
------------------------------------------------------------
Cheri L. Peper
Corporate Secretary
APACHE CORPORATION

By: /s/ JEFFREY M. BENDER
    -----------------------------------------------------------
    Jeffrey M. Bender
    Vice President, Human Resources

                   APACHE CORPORATION 2005 STOCK OPTION PLAN

                                  UK SUB-PLAN

This Schedule (the "UK Sub-Plan") shall require Inland Revenue approval under paragraph 28 of Schedule 4 to the Act. It shall be read in conjunction with the provisions of the Apache Corporation 2005 Stock Option Plan (the "Plan"), but shall vary from that Plan as follows:

PURPOSE OF THE UK SUB-PLAN

The purpose of the UK Sub-Plan is to enable tax advantaged Options to be granted to Eligible Employees (as defined below) in the United Kingdom. In the event of any conflict between the Plan and the UK Sub-Plan the provisions of the UK Sub-Plan shall take precedence in respect to Options granted under the UK Sub-Plan.

DEFINITIONS

The following definitions shall, where applicable, either be inserted as an additional definition, or shall completely replace the definition contained in the Plan.

"Act" means the Income Tax (Earnings and Pensions) Act 2003 of the United
Kingdom;

"Associated Company" shall have the meaning assigned to it in paragraph 35(1) of
Schedule 4 to the Act;

"Control" has the meaning given to it by Section 719 of the Act;

"Eligible Employee" means any director of a Participating Company who is required to devote to his/her duties not less than 25 hours per week (excluding meal breaks) or any employee (other than one who is a director) of any Participating Company;

"Inland Revenue" means the Board of Inland Revenue of the United Kingdom;

"Fair Market Value" means the per share closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System for a particular date or, if the Stock is not so listed at any time, the market value of a share of the Stock as determined in accordance with the provisions of part VIII Taxation of Chargeable Gains Act 1992 of the United Kingdom and agreed for the purposes of the UK Sub-Plan with Shares Valuation of the Inland Revenue on or before that date; Where necessary, the market value of a share of the Stock shall be converted from US Dollars into Pounds Sterling at the closing exchange rate on the Date of Grant taken from the Wall Street Journal;

"Option" means a stock option granted under the UK Sub-Plan to a Participant to acquire Shares in accordance with the UK Sub-Plan as evidenced by the issue of a Stock Option Agreement which shall be executed by the Company in such manner so as to take effect in law as a deed;

"Participant" means an Eligible Employee who has been selected to participate in the UK Sub-Plan;

"Participating Companies" are the Company and all subsidiaries which are Controlled by the Company, which have been nominated by the Committee to participate for the time being in the UK Sub-Plan;

"Rules" these rules together with any amendment thereto effected in accordance with Rule 12;

"Shares" means the U.S. $0.625 par value Common Stock of the Company which comply with provisions of paragraphs 16 to 20 of Schedule 4 to the Act;

GRANT OF OPTIONS

 1. Only Options may be granted under the UK Sub-Plan. Only Eligible Employees may participate in the UK Sub-Plan. While the Committee may grant Options subject to terms and conditions as described in Sections 3 and 7 of the Plan, such conditions must be stated at the time the Option is granted. Any performance conditions must be objective and may be waived or amended if an event happens which causes the Committee, acting fairly and reasonably, to consider that the performance conditions could not be fairly or reasonably met, provided that any amended performance condition should be no more difficult to satisfy than the original condition.

 2. The number of Shares over which an Option may be granted to any Eligible Employee shall be limited and take effect so that the aggregate market value at the relevant dates of grant of Shares over which Options have been granted and are outstanding at any time under the UK Sub-Plan and under any other Inland Revenue approved discretionary share option plan operated by the Company or by any Associated Company shall not exceed L30,000 (or such other amount as may from time to time be permitted under paragraph 6(1) of
    Schedule 4 to Act).

 3. No Option will be granted to an Eligible Employee under the UK Sub-Plan if at that time the Eligible Employee is excluded from participating in the UK Sub-Plan by virtue of paragraph 9 of Schedule 4 to the Act.

EXERCISE OF PARTICIPANTS OPTIONS

 4. The Shares shall rank pari passu with other issued Shares of the same class and shall be acquired subject to the Company's statutes and bylaws.

 5. Upon exercise of an Option the Company shall allot and transfer Shares within 30 days of the date such an Option is exercised.

 6. Upon the exercise of an Option under the UK Sub-Plan, payment may be made in one of the ways specified in Section 7.2(g)(iii)(A), (B) or (E); provided that any broker arrangement to be utilised under (E) must have been previously agreed with the Inland Revenue. The date of exercise shall be the date the Company receives a written notice of exercise together with the aggregate Option Price in accordance with the Stock Option Agreement. The Participant's obligation to deliver written notice of exercise is satisfied by electronic delivery of such notice pursuant to Section 7.2(g)(i) of the Plan. For the avoidance of doubt the Option Price shall not be paid on the exercise of such Option in instalments or in the form of shares or other securities.

 7. Notwithstanding the wording of Section 13.2 of the Plan, a Participant will be given the opportunity to pay any tax withholding from his or her own resources either through deductions from salary or other means.

 8. No Option shall be exercised by the Participant if at that time he/she has been excluded from participating in the UK Sub-Plan by virtue of paragraph 9 of Schedule 4 to the Act.

ADJUSTMENTS OR REDUCTIONS OF OPTION PRICE

 9. For the purposes of the UK Sub-Plan, no adjustment pursuant to Section 4.3 or 4.6 of the Plan shall be made to any Option which has been granted under the UK Sub-Plan unless such adjustment would be permitted under paragraph 22 of Schedule 4 to the Act and where so permitted no such adjustment shall take affect until such alteration or amendment has been approved by the Inland Revenue.

10. The following provisions of the Plan shall not form part of and shall therefore be disregarded for the purposes of the UK Sub-Plan.

     a. Section 4.3 (Adjustments for Stock Split, Stock Dividend, Etc.) the words: "or change in any way the rights and privileges of such shares by means of the payment of a Stock dividend or any other distribution upon such shares payable in Stock," and the words "combination, reclassification" and the words "rights and privileges";

     b.  Section 4.4 (Dividend Payable in Stock of Another Corporation, etc);

     c.  Section 4.5 (Other Changes in Stock);

     d. Section 4.7 (General Adjustment Rules), the words "or substitution" and substitution or" wherever they appear.

     e.  Section 5 (Reorganization or Liquidation), the words:

        "the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Options make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any such outstanding Options by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Participants holding such Options as a result of such substitution, and the excess of the aggregate Fair Market Value of the shares subject to the Options immediately after such substitution over the aggregate Option Price thereof is not more than the excess of the aggregate Fair Market Value of the shares subject to such Options immediately before such substitution over the aggregate Option Price thereof. Additionally,";

     f. Section 7.2(d)(iii) the words "or by his or her guardian or legal representative";

     g. Section 7.2(d)(iv) from the words "those entitled to do so" until the end of the section shall be deleted and replaced with the words "the Participant's legal representatives within a 12 month period from the date of the Participant's death."

     h. Section 7.2(e) the words "by will or pursuant to the laws of descent and distribution" shall be deleted and replaced with the words "to the Participant's legal representatives upon his death."

     i.  Section 7.2(j);

     j.  Section 8.2 (Limitation on Payments);

     k. Section 9.2 (Nontransferability) the words "by testamentary will or the laws of descent and distribution" and the words "heirs or legatees", and the whole of the last sentence;

     l.  Section 13.2 (a) and (b);

     m. Section 14.1 "and the payment of cash" only.

EXCHANGE OF OPTIONS

11.1  This Rule applies if a company (the "Acquiring Company"):

      11.1.1 obtains Control of the Company as a result of making a general offer to acquire:

      (i) the whole of the ordinary issued shares of common stock in the capital of the Company (other than that which is already owned by it and its subsidiary or holding company) made on a condition such that, if satisfied, the Acquiring Company will have Control of the Company; or

      (ii) all the Shares (or those Shares not already owned by the Acquiring Company or its subsidiary or holding company); or

      11.1.2 obtains Control of the Company under a compromise or arrangement sanctioned by the court under the Delaware Statutory equivalent of
             Section 425 of the UK Companies Act 1985 and agreed in advance by the Inland Revenue to be equivalent; or

      11.1.3 becomes bound or entitled to acquire Shares under the Delaware Statutory equivalent of Sections 428 to 430F of the UK Companies Act 1985 and agreed in advance by the Inland Revenue to be equivalent.

11.2 If any of the events described in Rule 14.1 happen, a Participant may, during the period referred to in Rule 14.3, agree with the Acquiring Company to release his Option ("Old Option") in consideration of the grant to him of a new option ("New Option"). The New Option must be equivalent to the Old Option within the meaning of Paragraph 27(4) of Schedule 4 to the Act. It will be over shares in the Acquiring Company or some other company falling within Paragraph 16(b) or Paragraph 16(c) of Schedule 4 to the Act.

11.3  The period referred to in Rule 11.2 is

      11.3.1 in a case falling within Rule 11.1.1, 6 months starting with the time when the Acquiring Company obtains Control of the Company and any condition subject to which the offer is made is satisfied;

      11.3.2 in a case falling within Rule 11.1.2, 6 months starting with the time when the court sanctions the compromise or arrangement;

      11.3.3 in a case falling within Rule 11.1.3, the period during which the Acquiring Company remains so bound or entitled.

11.4 Where a Participant is granted a New Option for release of his or her Old Option as described in this Rule 11, then

      11.4.1 the New Option will be treated as having been acquired at the same time as the Old Option and be exercisable in the same manner and at the same time as the Old Option;

      11.4.2 the New Option will be subject to the provisions of the Plan and this UK Sub-Plan as it had effect in relation to the Old Option immediately before the release; and

      11.4.3 with effect from the release and grant, the Rules of the Plan and the UK Sub-Plan will be construed, in relation to the New Option as if references to Shares were references to shares over which the New Option is granted, and references to the Company were references to the Acquiring Company.

AMENDMENTS

12. Notwithstanding Section 3.1 of the Plan and Section 12 of the Plan and the UK Sub-Plan, no alterations or amendments to the Plan or the UK Sub-Plan shall take effect in relation to Options granted or to be granted under the UK Sub-Plan until such alteration or amendment has been approved by the Inland Revenue.

                                                                      APPENDIX C

                               APACHE CORPORATION
                          2005 SHARE APPRECIATION PLAN

                                   SECTION 1

                                  INTRODUCTION

1.1   Establishment.   Apache Corporation, a Delaware corporation (hereinafter
referred to, together with its Affiliated Corporations (as defined below) as the "Company" except where the context otherwise requires), hereby establishes the Apache Corporation 2005 Share Appreciation Plan (the "Plan").

1.2   Purposes.   The primary purpose of this Plan is to focus the energies of the Company's employees on significantly increasing shareholder wealth through stock price appreciation to share prices of $81 and $108. The share price goals of this Plan seek to increase shareholder wealth by approximately $7.6 to $18.2 billion with the Company's employees sharing in less than one percent of the additional shareholder value created. Additional purposes of this Plan include the retention of existing key employees and as an additional inducement in the recruitment of talented personnel in a competitive environment.

1.3   Effective Date.   The Effective Date of the Plan (the "Effective Date")
shall be February 3, 2005. This Plan and each Conditional Grant awarded hereunder are conditioned on and shall be of no force or effect until the Plan is approved by the stockholders of the Company. The Committee (as defined in Section 2.1 hereof) may award Conditional Grants, the entitlement to which shall be expressly subject to the condition that the Plan shall have been approved by the stockholders of the Company.

                                   SECTION 2

                                  DEFINITIONS

2.1   Definitions.   The following terms shall have the meanings set forth
below:

        "Affiliated Corporation" means any corporation or other entity (including but not limited to a partnership) which is affiliated with Apache Corporation through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and (c) or any successor section(s) of the Internal Revenue Code.

        "Base Salary" means, with regard to any Participant, such Participant's annual base compensation as an employee of the Company at the date of award of a Conditional Grant, without regard to any bonus, pension, profit sharing, stock option, life insurance or salary continuation plan which the Participant either receives or is otherwise entitled to have paid on his behalf.

        "Board" means the Board of Directors of the Company.

        "Category" means one of the three groupings of Participants in the Plan whose Conditional Grant represents the right to receive the same multiple of their base salary for each Payout Amount (before any pro-ration for late participation).

        "Committee" means the Stock Option Plan Committee of the Board or such other Committee of the Board that is empowered hereunder to administer the Plan. The

     Committee shall be constituted at all times so as to permit the Plan to be administered by "non-employee directors" (as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended).

        "Conditional Grant" means the conditional entitlement, evidenced by an executed Conditional Grant Agreement between the Company and a Participant, to receive all or a portion of an Initial Amount and Final Amount, subject to and in accordance with the provisions of Section 6 and other provisions of this Plan.

        "Conditional Grant Agreement" has the meaning set forth in Section 6.1.

        "Eligible Employees" means those full-time employees of the Company (including, without limitation, the Company's executive officers), and those part-time employees of the Company who are designated as Eligible Employees by the Committee.

        "Fair Market Value" means the closing price of the Stock as reported on The New York Stock Exchange, Inc. Composite Transactions Reporting System ("Composite Tape") for a particular date or, if the Stock is not so listed at any time, as reported on NASDAQ or on such other exchange or electronic trading system as, on the date in question, reports the largest number of traded shares of stock. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions.

        "Final Amount" means with regard to any:

              (a) Category I Participant, such number of shares of Stock (rounded down to the nearest full share) which equals two (2) times such Participant's Base Salary divided by $108;

              (b) Category II Participant, such number of shares of Stock (rounded down to the nearest full share) which equals one (1) times such Participant's Base Salary divided by $108; and

              (c) Category III Participant, such number of shares of Stock (rounded down to the nearest full share) which equals 50 percent (.50) times such Participant's Base Salary divided by $108;

        which amount, in each case, shall be fixed and not subject to adjustment due to market fluctuation.

        "Final Price Threshold Date" means the last of any 10 trading days (which need not be consecutive) during any period of 30 consecutive trading days occurring prior to January 1, 2009, but not thereafter, on each of which 10 days the Fair Market Value of the Stock equaled or exceeded $108 per share. If the above trading criteria are met more than once, the first occurrence shall be deemed to be the Final Price Threshold Date.

        "Initial Amount" means, with regard to any:

              (a) Category I Participant, such number of shares of Stock (rounded down to the nearest full share) which equals one (1) times such Participant's Base Salary divided by $81;

              (b) Category II Participant, such number of shares of Stock (rounded down to the nearest full share) which equals 50 percent (.50) times such Participant's Base Salary divided by $81; and

              (c) Category III Participant, such number of shares of Stock (rounded down to the nearest full share) which equals 25 percent (.25) times such Participant's Base Salary divided by $81;

        which amount, in each case, shall be fixed and not subject to adjustment due to market fluctuation.

        "Initial Price Threshold Date" means the last of any 10 trading days (which need not be consecutive) during any period of 30 consecutive trading days occurring prior to January 1, 2008, but not thereafter, on each of which 10 days the Fair Market Value of the Stock equaled or exceeded $81 per share. If the above trading criteria are met more than once, the first occurrence shall be deemed to be the Initial Price Threshold Date.

        "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor thereto.

        "Participant" means an Eligible Employee designated by the Committee from time to time during the term of the Plan to receive one or more Conditional Grants under the Plan.

        "Payout Amounts" means the Initial Amount and/or the Final Amount.

        "Price Threshold Date" means the Initial Price Threshold Date, and/or the Final Price Threshold Date, as the context may require.

        "Stock" means the $0.625 par value common stock of the Company and or any security into which such common stock is converted or exchanged upon merger, consolidation, or any capital restructuring (within the meaning of Section 4.3) of the Company.

2.2   Headings; Gender and Number.   The headings contained in the Plan are for
reference purposes only and shall not affect in any way the meaning or interpretation of the Plan. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                                   SECTION 3

                              PLAN ADMINISTRATION

3.1   Administration by the Committee.   The Plan shall be administered by the
Committee. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, adopt rules and regulations for carrying out the purposes of the Plan, including, without limitation, selecting the Participants from among the Eligible Employees and the Category of participation for each Participant, appointing designees or agents (who need not be members of the Committee or employees of the Company) to assist the Committee with the administration of the Plan, and establish such other terms and requirements as the Committee may deem necessary or desirable and consistent with the terms of the Plan. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.

3.2   Compliance with Section 162(m).   The Plan is intended to comply with the
requirements of Section 162(m) or any successor section(s) of the Internal Revenue Code ("Section 162(m)") as to any "covered employee" as defined in
Section 162(m), and shall be administered, interpreted and construed consistently therewith. The Committee is authorized to take such additional action, if any, that may be required to ensure that the Plan and any Conditional Grant awarded under the Plan satisfy the requirements of Section 162(m), taking into account any regulations or other guidance issued by the Internal Revenue Service.

                                   SECTION 4

                           STOCK SUBJECT TO THE PLAN

4.1   Number of Shares.   Subject to Sections 4.3 and Section 6.1 hereof, up to
3,500,000 shares of Stock are authorized for issuance under the Plan in accordance with the Plan's terms and subject to such restrictions or other provisions as the Committee may from time to time deem necessary. Shares of Stock which may be issued pursuant to the terms of the Conditional Grants awarded hereunder shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Conditional Grants are outstanding retain as authorized and unissued Stock and/or Stock in the Company's treasury, at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2   Other Shares of Stock.   Any shares of Stock that are subject to a
Conditional Grant which expires, is forfeited, is cancelled, or for any reason is terminated, and any shares of Stock that for any other reason are not issued to a Participant or are forfeited shall automatically become available for use under the Plan.

4.3   Certain Adjustments.   If the Company shall at any time increase or
decrease the number of its outstanding shares of Stock (other than by way of issuing Stock in a public or private offering for cash or property) or change in any way the rights and privileges of such shares by means of a Stock dividend or any other distribution upon such shares payable in Stock, or through a Stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock or a subscription for shares of Stock that has the effect of diluting the Company's capital (hereinafter a "capital restructuring"), then for purposes of determining the entitlement to payments under Section 6, (i) the number of shares authorized for issuance under this
Section 4, and (ii) the per share amounts referenced in Section 1 and contained in the definitions set forth in Section 2 hereof shall be, in each case, equitably and proportionally adjusted to take into account any capital restructuring. Any adjustment under this Section shall be made by the Committee, whose determination with regard thereto, including whether any adjustment is needed, shall be final and binding upon all parties.

                                   SECTION 5

                         REORGANIZATION OR LIQUIDATION

In the event that the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets or more than 20 percent of the outstanding voting stock of the Company is acquired by any other corporation, business entity or person, or in case of a reorganization (other than a reorganization under the United States Bankruptcy Code) or liquidation of the Company, and if the provisions of Section 7 hereof do not apply, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to the Plan and outstanding Conditional Grants make appropriate provision for the adoption and continuation of the Plan by the acquiring or successor corporation and for the protection of any holders of such outstanding Conditional Grants by the substitution on an equitable basis of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable with respect to the Stock, provided that no additional benefits shall be conferred upon the Participants holding such Conditional Grants as a result of such substitution. Additionally, upon the occurrence of such an event and provided that a Price Threshold Date has occurred, upon written notice to the Participants, the Committee may accelerate the vesting and payment dates of the entitlement to receive cash and Stock under outstanding Conditional Grants so that all such existing entitlements are paid prior to any such event. In the latter event, such acceleration shall only apply to entitlements to cash and Stock payable as the result of the occurrence of the most recent Price Threshold Date and shall not by such acceleration, deem the occurrence of a Price Threshold Date that has not occurred by the date of the notice.

                                   SECTION 6

                               CONDITIONAL GRANTS

6.1   Grants.   Each Participant may be awarded a Conditional Grant under this
Plan by the Committee, which Conditional Grant shall be composed of one Initial Amount and one Final Amount. The Committee, in its sole discretion, on an exceptional basis, may award additional Conditional Grants to any Participant in connection with such Participant's receiving a significant increase in salary and/or a promotion within the Company. Each Conditional Grant awarded by the Committee shall be evidenced by a written agreement entered into by the Company and the Participant to whom the Conditional Grant is awarded (the "Conditional Grant Agreement"), which shall contain the terms and conditions set out in this
Section 6, as well as such other terms and conditions as the Committee may consider appropriate. This requirement for delivery of a written Conditional Grant Agreement is satisfied by electronic delivery of such agreement provided that evidence of the Participant's receipt of such electronic delivery is available to the Company and all applicable laws and regulations permit such delivery.

6.2   Conditional Grant Agreements.   Each Conditional Grant Agreement entered
into by the Company and each Participant shall specify which Category applies for such Participant and contain at least the following terms and conditions. In the event of any inconsistency between the provisions of the Plan and any Conditional Grant Agreement, the provisions of the Plan shall govern.

6.2.1   Conditional Grant Terms.   Each Conditional Grant Agreement evidencing a
Conditional Grant shall entitle the Participant to receive the indicated share amounts which shall convert into the right to receive (i) a conditional payment of cash to meet the employer's minimum statutory tax withholding requirements, pursuant to Section 6.4, and (ii) issuance of Stock, upon the occurrence of one or more of the Price Threshold Dates, all as set forth below.

        (a) If, at any time prior to January 1, 2008, the Initial Price Threshold Date occurs, the Participant shall become entitled to receive a portion or all of the Initial Amount payable to Participants in such Category, as specified in the applicable Conditional Grant Agreement, in accordance with the payment schedule and as otherwise set out in Section 6.2.2.

        (b) If, at any time prior to January 1, 2009, the Final Price Threshold Date occurs, the Participant shall become entitled to receive a portion or all of the Final Amount payable to

     Participants in such Category, as specified in the applicable Conditional Grant Agreement, in accordance with the payment schedule and as otherwise set out in Section 6.2.2.

6.2.2   Payment of Payout Amounts.   Subject to the provisions of Section 6.3,
the Payout Amounts shall be payable in increments strictly in accordance with the following schedule:

        (a) The entitlement to receive the first one-fourth (1/4) of any Payout Amount shall vest on the applicable Price Threshold Date and shall be paid by the Company to the Participant within thirty (30) days of the applicable Price Threshold Date in the manner set out in Section 6.4 below.

        (b) The entitlement to receive the remainder of any Payout Amount shall vest and become payable in equal parts on the dates occurring, respectively, 12 months, 24 months, and 36 months after the applicable Price Threshold Date, in the same proportions and amounts as set forth in
     Section 6.4 below, and shall be paid by the Company to the Participant within thirty (30) days of such date. If any of the above dates is not a business day during which the Company is open for business, such date of vesting or payment shall be the first business date occurring immediately thereafter.

        (c) No Initial Amount or portion thereof shall be payable under this
     Section 6.2.2 if the Initial Price Threshold Date has not occurred prior to January 1, 2008. No Final Amount or portion thereof shall be payable under this Section 6.2.2 if the Final Price Threshold Date has not occurred prior to January 1, 2009.

6.3   Termination of Employment, Death, Disability, etc.   Except as set forth
below, each Conditional Grant Agreement shall state that each Conditional Grant shall be subject to the condition that the Participant has remained an Eligible Employee from the initial award of a Conditional Grant until the applicable vesting date as follows:

        (a) If the Participant voluntarily leaves the employment of the Company, or if the employment of the Participant is terminated by the Company for cause or otherwise, any Conditional Grant not previously vested and the right to receive any Payout Amounts not yet paid in accordance with Section
     6.2.2 shall thereafter be void and forfeited for all purposes.

        (b) A Participant shall become vested in all Payout Amounts on the date the Participant retires from employment with the Company on or after attaining age 65, on the date the Participant dies while employed by the Company, or on the date the Participant becomes disabled (as determined pursuant to the Company's Long-Term Disability Plan or any successor plan) while employed by the Company. Such Participant shall not become entitled to any payment which may arise due to the occurrence of a Price Threshold Date after the Participant dies, becomes disabled, or retires. Payment shall occur as soon as administratively convenient following the date the Participant dies, becomes disabled, or retires, but in no event shall the payment occur later than March 15 in the calendar year immediately following the calendar year in which the Participant died, became disabled, or retired. If the Participant dies before receiving payment, the payment shall be made to those entitled under the Participant's will or, if there is no will, by the laws of descent and distribution.

6.4   Payment and Tax Withholding.   Each Conditional Grant Agreement shall
provide that, upon payment of any entitlement under a Conditional Grant, the Participant shall make appropriate arrangements with the Company to provide for the amount of minimum tax withholding required by law, including without limitation Sections 3102 and 3402 or any successor section(s) of the Internal Revenue Code and applicable state and local income and other tax laws. Each payment of the Payout Amount shall be made in a proportion of cash and shares of Stock, determined by the Committee, such that the cash portion shall be sufficient to cover the withholding amount required by this Section. The cash portion of any payment of a Payout Amount shall be based on the Fair Market Value of the shares of Stock on the applicable date of vesting to which such tax withholding relates. Such cash portion shall be withheld by the Company to satisfy applicable tax withholding requirements.

6.5   Subsequent Conditional Grant Agreements.   Following the award of
Conditional Grants in 2005, additional Participants may be designated by the Committee for grant of Conditional Grants thereafter subject to the same terms and conditions set forth above for initial grants except that the Committee, in its sole discretion, may reduce the value of the Initial Amount and Final Amount to which subsequent Participants may become entitled and the applicable Conditional Grant Agreement shall be modified to reflect such reduction.

6.6   Stockholder Privileges.   No Participant shall have any rights as a
stockholder with respect to any shares of Stock covered by a Conditional Grant until the Participant becomes the holder of record of such Stock.

6.7   Limitations on Stock Issuable to Officers and Directors.   Any provision
of the Plan notwithstanding, the total number of shares of Stock issuable to Participants who are directors or officers of the Company (as defined for the purposes of Section 16 of the Securities Exchange Act of 1934, as amended) shall not exceed 49 percent of the total shares issuable under the Plan (the "D&O Limitation"). If the total number of shares of Stock issuable to all of the Company's directors and officers who are Participants in the Plan shall exceed the D&O Limitation, then the total number of shares of Stock issuable to such Participants shall be reduced to a number equal to the D&O Limitation and the number of shares of Stock issuable to each such Participant shall be reduced pro rata.

                                   SECTION 7

                               CHANGE OF CONTROL

7.1   In General.   In the event of the occurrence of a change of control of the
Company as defined in Section 7.3 hereof, and assuming the occurrence of a Price Threshold Date, the entitlement to receive cash and Stock under any outstanding Conditional Grants shall vest automatically, without further action by the Committee or the Board, and shall become payable as follows:

        (a) If such change of control occurs subsequent to the occurrence of a Price Threshold Date, (i) the first one-fourth (1/4) of the applicable Payout Amount shall vest and be paid pursuant to Section 6.2.2(a) hereof and (ii) the remainder of such Payout Amount shall vest as of the date of such change of control and shall be paid by the Company to the Participant within thirty (30) days of the date of such change of control in the manner set out in Section 6.4 hereof.

        (b) If the occurrence of a Price Threshold Date occurs subsequent to the date of a change of control, the applicable Payout Amount shall vest in full as of such Price Threshold Date and shall be paid by the Company to the Participant within thirty (30) days of such Price Threshold Date in the manner set out in Section 6.4 hereof.

7.2   Limitation on Payments.   If the acceleration of the payment or vesting of
any Payout Amount under this Section 7 would result in the receipt by any Participant of a payment within the meaning of Section 280G or any successor section(s) of the Internal Revenue Code, and the regulations promulgated thereunder, and if the receipt of such accelerated payment or vesting by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Sections 280G and 4999 or any successor section(s) of the Internal Revenue Code, then the amount of such accelerated payment or vesting shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent payment of the remainder of all Payout Amounts shall be made on the previously scheduled dates for vesting and payment to the fullest extent possible without triggering such excise tax.

7.3   Definition.   For purposes of the Plan, a "change of control" shall mean any of the events specified in the Company's Income Continuance Plan or any successor plan which constitute a change of control within the meaning of such plan.

                                   SECTION 8

                       RIGHTS OF EMPLOYEES, PARTICIPANTS

8.1   Employment.   Neither anything contained in the Plan or any Conditional
Grant granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, at any time, to terminate such employment or to increase or decrease the level of the Participant's compensation from the level in existence at the time of the award of a Conditional Grant.

8.2   Non-transferability.   No right or interest of any Participant in a
Conditional Grant granted pursuant to the Plan shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in any Conditional Grant shall, to the extent provided in Section 6.3 hereof, be transferable by testamentary will or the laws of descent and distribution, and payment of any entitlements due under the Plan shall be made to the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his or her affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

                                   SECTION 9

                            OTHER EMPLOYEE BENEFITS

The amount of any income deemed to be received by a Participant as a result of the payment under a Conditional Grant shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such Participant are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

                                   SECTION 10

                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

The Committee or the Board may at any time terminate, and from time to time may amend or modify the Plan. No amendment, modification or termination of the Plan shall in any manner adversely affect any Conditional Grant theretofore awarded under the Plan, without the consent of the Participant holding such Conditional Grant.

The Committee shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with the provisions of the laws (including, but not limited to, tax laws and regulations) of countries other than the United States in which the Company may operate, so as to assure the viability of the benefits of the Plan to Participants employed in such countries.

                                   SECTION 11

                              REQUIREMENTS OF LAW

11.1   Requirements of Law.   The issuance of Stock and the payment of cash
pursuant to the Plan shall be subject to all applicable laws, rules and regulations, including applicable federal and state securities laws. The Company may require a Participant, as a condition of receiving payment under a Conditional Grant, to give written assurances in substance and form satisfactory to the Company and its counsel to such effect as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

11.2   Section 16 Requirements.   If a Participant is an officer or director of
the Company within the meaning of Section 16, Grants awarded hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule(s) promulgated under the Securities Exchange Act of 1934, as amended, to qualify the Conditional Grant for any exemption from the provisions of Section 16 available under such Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant, which describes the Conditional Grant.

11.3   Governing Law.   The Plan and all Conditional Grant Agreements hereunder
shall be construed in accordance with and governed by the laws of the State of Texas.

                                   SECTION 12

                              DURATION OF THE PLAN

The Plan shall terminate at such time as may be determined by the Committee, and no Conditional Grants shall be awarded after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at midnight on December 31, 2008. Payout Amounts for which one or more of the Price Threshold Dates has occurred and which remain outstanding at the time of the Plan termination shall continue in accordance with the Conditional Grant Agreement pertaining to such Conditional Grant.

Dated: February 3, 2005

ATTEST:

/s/ CHERI L. PEPER
------------------------------------------------------------
Cheri L. Peper
Corporate Secretary
APACHE CORPORATION

By: /s/ JEFFREY M. BENDER
    -----------------------------------------------------------
    Jeffrey M. Bender
    Vice President

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                            NOTICE OF ANNUAL MEETING

                                OF STOCKHOLDERS

                                  MAY 5, 2005

                              AND PROXY STATEMENT

                                 (APACHE LOGO)

                              ONE POST OAK CENTRAL

                       2000 POST OAK BOULEVARD, SUITE 100

                           HOUSTON, TEXAS 77056-4400

                                                 (LOGO)Printed on recycled paper
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               APACHE CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                              THURSDAY, MAY 5, 2005
                                   10:00 A.M.

                             HILTON HOUSTON POST OAK
                             2001 POST OAK BOULEVARD
                                 HOUSTON, TEXAS

 If you would like to access the proxy materials electronically next year go to the following consent site address:
                          http://www.econsent.com/apa/










                         APACHE CORPORATION - 2005 PROXY


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR USE AT THE ANNUAL MEETING ON MAY 5, 2005.

By signing this proxy, you revoke all prior proxies and appoint George D. Lawrence, Charles J. Pitman, and Raymond Plank as Proxies, with full power of substitution, and authorize them to represent the undersigned at the annual meeting of stockholders to be held May 5, 2005, or any adjournment thereof, and to vote all the shares of common stock of Apache Corporation held of record by the undersigned on March 16, 2005.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" APPROVAL OF THE 2005 STOCK OPTION PLAN AND THE 2005 SHARE APPRECIATION PLAN, AND "AGAINST" EACH OF THE STOCKHOLDER PROPOSALS.

For participants in the Apache 401(k) Savings Plan, this proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is given, if the card is not signed, or if the card is not received by May 2, 2005, the shares credited to your account will be voted in proportion to directions received by Fidelity, the plan trustee.

                    See reverse side for voting instructions

                                                     COMPANY#___________________


THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY TELEPHONE - TOLL FREE - 1-800-560-1965 - QUICK *** EASY *** IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (central time) on May 4, 2005.

- Please have available your proxy card and the last 4-digits of your U.S. Social Security Number or the Tax Identification Number for this account.

-     Follow the simple instructions provided.

VOTE BY INTERNET - http://www.eproxy.com/apa/ - QUICK *** EASY *** IMMEDIATE

- Use the internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (central time) on May 4, 2005.

- Please have available your proxy card and the last 4-digits of your U.S. Social Security Number or the Tax Identification Number for this account.

- Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope provided or return it to Apache Corporation, c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

    IF YOU VOTE BY TELEPHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3

1.  Election of directors -- director nominees:

 01     G. Steven Farris    03      A. D. Frazier, Jr.    __  Vote FOR        __  Vote WITHHELD
 02     Randolph M. Ferlic  04      John A. Kocur             all nominees        from all nominees
                                                              (except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write
the number(s) of the nominee(s) in the box provided to the right.)                _________________________________

                                Please fold here

2.   Approval of the 2005 Stock Option Plan                                            __  For    __  Against    __  Abstain

3.   Approval of the 2005 Share Appreciation Plan                                      __  For    __  Against    __  Abstain

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEMS 4 AND 5

4.   Stockholder proposal concerning director election majority vote standard          __  For    __  Against    __  Abstain

5.   Stockholder proposal concerning auditor independence                              __  For    __  Against    __  Abstain

6. The Proxies are authorized to vote in their best judgment upon such other business as may properly come before the meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEMS 1, 2 AND 3, AND AGAINST ITEMS 4 AND 5.

Address Change?  Mark Box    __          Date __________________________________

Indicate change below:


                        ________________________________________________________
                        Signature(s) In Box
                        Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.